                                                                   Exhibit 10.22

                               SUBLEASE AGREEMENT

                                 By and Between

                             COMPUWARE CORPORATION

                                      And

                                TALK CITY, INC.

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----
1.   Sublease; Rentable Area............................................   1
2.   Term...............................................................   2
3.   Rent Commencement..................................................   2
4.   Rent...............................................................   2
5.   Security Deposit...................................................   5
6.   Use................................................................   8
7.   Compliance with Laws; Environmental Compliance Obligations.........   8
8.   Subtenant Improvements.............................................   9
9.   Repairs; Surrender of Premises in Good Condition...................   9
10.  Utilities and Services.............................................  11
11.  Signage............................................................  11
12.  Right of First Offer for Additional Space..........................  12
13.  Assignment and Subletting..........................................  16
14.  Sublandlord's Option to Terminate Sublease.........................  17
15.  Parking and Loading Area...........................................  17
16.  Fitness Facility...................................................  17
17.  Sublandlord Warranties.............................................  18
18.  Sublease Subject to Master Lease...................................  18
19.  Sublandlord Obligations Under Master Lease.........................  19
20.  Subtenant's Obligations Under Master Lease.........................  20
21.  Cure of Defaults...................................................  20
22.  Subtenant's Direct Performance Under Master Lease..................  20
23.  Sublandlord's Remedies.............................................  21
24.  No Improvements or Alterations.....................................  21
25.  Master Lease Provisions Inapplicable to Sublease; Modification of
     Certain other Master Lease Provisions..............................  21
26.  Notices............................................................  23
27.  Broker.............................................................  24
28.  Indemnity..........................................................  24
29.  Master Landlord's Consent to Sublease..............................  25

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                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
                                                                        Page
                                                                        ----
30.  Waiver of Subrogation..............................................  25
31.  Miscellaneous.....................................................   25

                              SUBLEASE AGREEMENT
                              ------------------

     THIS SUBLEASE AGREEMENT (this "Sublease") is made as of this 20th day of October, 1999, by and between COMPUWARE CORPORATION, a Michigan corporation (the "Sublandlord"), and TALK CITY, INC., a Delaware corporation (the "Subtenant").

                                    RECITALS
                                    --------

     A. Sublandlord is the tenant under that certain Lease Agreement dated May 8, 1998 (the "Original Lease") with Pruneyard Associates, LLC, a California limited liability company, as landlord thereunder (the "Master Landlord"), as amended by that certain First Amendment to Pruneyard Place Lease dated as of October 6, 1998 by and between Master Landlord and Sublandlord (the "First Amendment") and the Second Amendment to Lease and Consent to Sublease by and among Sublandlord, Subtenant and Master Landlord (the "Master Landlord Consent," and together with the First Amendment and the Original Lease, collectively the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit B and
                                                                  ---------
is incorporated herein by this reference. All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.

     B. Under the Master Lease, Sublandlord leases approximately 120,409 rentable square feet of office space (the "Original Leased Premises"), coveting the entire six-story Building located at Pruneyard Place, 1919 South Bascom Avenue, Campbell, California 95008.

     C. Subtenant desires to sublease from Sublandlord a portion of the Original Leased Premises consisting of a portion of the first (lst) floor and the second (2nd) and third (3rd) floors of the Building (the "Premises"), which Premises are more particularly described in Exhibit A attached hereto and
                                            ----------
incorporated herein by this reference.

     D. Sublandlord has agreed to sublease the Premises to Subtenant on the terms, covenants and conditions contained in this Sublease.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Sublease; Rentable Area. Sublandlord hereby subleases to Subtenant and
         -----------------------
Subtenant hereby subleases from Sublandlord the Premises, together with the right in common to use the common areas in the Building and in the Project as described herein and in the Master Lease, including the lobby (for access), elevators, stairwells and parking areas, subject to the terms, covenants and conditions contained in this Sublease, together with the rights and subject to the reservations contained in the Master Lease. Sublandlord and Subtenant agree that the Premises shall have a rentable area of 55,793 square feet (the "Original Rentable Area"). Sublandlord and Subtenant agree that the Original Rentable Area is conclusive for purposes of calculating Rent under this Sublease with respect to the original Premises and is not subject to remeasurement.

     2.  Term. The term of this Sublease shall commence (the "Sublease
         ----
Commencement Date") on the earlier to occur of (a) December 15, 1999 or (b) the date Subtenant commences business operations in the Premises and shall expire approximately nine (9) years and three and one-half (3 1/2) months thereafter (the expiration date of the Master Lease term is March 31. 2009) (the "Sublease Term"), unless sooner terminated as hereinafter provided. Sublandlord shall deliver possession of the Premises to Subtenant immediately upon execution hereof. The Sublease Commencement Date shall be delayed by one (1) day for each day completion of the Subtenant Improvements is delayed due to delays caused by Sublandlord.

     3.  Rent Commencement. Subtenant shall commence paying Monthly Base Rent
         -----------------
(as defined below) on the day that is sixty (60) calendar days after the Sublease Commencement Date and shall continue to pay Monthly Base Rent on the first day of each calendar month thereafter throughout the Sublease Term. Subtenant shall pay each installment of the Monthly Base Rent provided for hereunder in advance, except for payment of Monthly Base Rent for the first month of the Sublease Term that rent is due and owing, which shall be paid upon execution of this Sublease and receipt of Master Landlord Consent as described
                                          -----------------------
in Section 29 hereof. Subtenant's obligation to pay Additional Rent (as defined below) shall commence on the Sublease Commencement Date and shall be paid on the first day of each calendar month thereafter during the Sublease Term.

     4.  Rent.
         -----

          (a)  Base Rent.
               ----------

               (i) Monthly Base Rent. Subtenant shall pay Sublandlord, as
                   -----------------
monthly base rent (the "Monthly Base Rent") for the Premises during the Sublease Term, the initial amount of $122,745 ($2.20 per square foot of the Original Rentable Area in the Premises) per month (the "Initial Monthly Base Rent"). Monthly Base Rent is subject to annual adjustment as provided in clause (it) below.

               (ii) Annual Base Rent Adjustment. On each anniversary of the
                    ---------------------------
Sublease Commencement Date (each such date, an "Adjustment Date"), the then current Monthly Base Rent shall be increased by three and three-quarters percent (3.75%) as follows:

             Year           Rent
             ----           ----
             2              $127,208 ($2.28 per square foot per month)
             3              $132,229 ($2.37 per square fool per month)

             4              $137,251 ($2.46 per square foot per month)
             5              $142,272 ($2.55 per square foot per month)
             6              $147,294 ($2.64 per square foot per month)
             7              $152,873 ($2.74 per square foot per month)
             8              $159,010 ($2.85 per square foot per month)
             9              $164,589 ($2.95 per square foot per month)
             10 (partial)   $170,727 ($3.06 per square foot per month)

          (b)  Additional Rent.
               ----------------

               (i) Operating Costs and Taxes. In addition to the Monthly Base
                   -------------------------
Rent to be paid by Subtenant to Sublandlord as described above, Subtenant shall pay to Sublandlord as additional rent hereunder (the "Additional Rent") Subtenant's Share (as defined below) of Total Operating Costs (as defined below) and Total Taxes (as defined below), commencing on the Sublease Commencement Date and continuing thereafter on the first day of each calendar month throughout the Sublease Term; provided, however, that under no circumstances shall Subtenant's Share of Total Operating Costs and Total Taxes exceed, in the aggregate, $41,844.75 (seventy-five cents ($0.75) per square foot of the Original Rentable Area in the Premises) per month for the first twelve (12) months of the Sublease Term (the "First Year Cap"). Notwithstanding the First Year Cap, however, with respect to payment of Master Landlord's property management fees as part of Operating Costs under Section 3.2(a) of the Master Lease, under no circumstances shall Subtenant's Share of the portion of the Management Fee equal to one percent (1%) of total gross revenues for the Building as described in the Master Lease be limited by the First Year Cap. The First Year Cap applies only to Total Operating Costs and Total Taxes for the Original Rentable Area of the Premises, and not to any additional space leased by Subtenant from Sublandlord pursuant to Subtenant's First Offer Right described in Section 12 hereof.

As used herein, the term "Subtenant's Share" shall mean, collectively, an amount equal to the rentable area of the Premises multiplied by the sum of the Operating Costs and Taxes, plus Subtenant's Building Share (as defined below) of Building Operating Costs and Building Taxes (as defined below). As used herein, the terms "Operating Costs" and "Taxes" shall have the meaning ascribed to them, respectively, in Section 3.2 of the Master Lease. "Subtenant's Building Share" shall mean, collectively, Subtenant's pro rata share (based on ratio of the rentable area of the Premises over the rentable area of the Original Leased Premises) of all items applicable to and for the benefit of the Premises that would otherwise be included in Operating Costs and Taxes as defined under the Master Lease if Subtenant was the tenant under the Master Lease and if such items were not separately paid for by, metered to, or directly billed to Sublandlord, but specifically excluding any remodeling costs for the lobby (collectively, the "Building Costs and Building Taxes"). Building Costs together with Operating Costs under the Master Lease, shall hereinafter be collectively referred to as the "Total Operating Costs," and Building Taxes together with Taxes under the Master Lease shall hereinafter be collectively referred to as "Total Taxes." Total Operating Costs shall not include any separately metered utilities, maintenance and/or service costs arranged for and/or paid directly by Subtenant pursuant to Section 10 hereof.

               (ii) Payment of Operating Costs. On the later of ten (10)
                    --------------------------
business days after Sublandlord receives year-end statements Of Operating Costs from the Master Landlord, or within one hundred twenty (120) days after the end of each calendar year, Sublandlord shall furnish to Subtenant a statement showing Total Operating Costs for the calendar year just ended. Subject to the First Year Cap, Subtenant shall pay to Sublandlord Subtenant's Share of Total Operating Costs within fifteen (15) calendar days after receipt of the statement. With respect to any partial calendar year during the Sublease Term, the payment of Subtenant's Share of Total Operating Costs shall be prorated to correspond to that portion of such calendar year occurring within the Sublease Term. At Sublandlord's option, Sublandlord shall provide Subtenant on or before the Sublease Commencement Date, and the first day of each calendar year commencing after the Sublease Commencement Date, with a reasonable written estimate of the amount of Subtenant's Share of Total Operating Costs for the following year (or partial year), and Subtenant shall pay with each installment of Monthly Base Rent one-twelfth (1/12) of the estimated Total Operating Costs, subject to the First Year Cap. If Sublandlord elects to charge Subtenant monthly estimates, then within fifteen (15) calendar days after Subtenant's receipt of the year-end statement described above, Subtenant shall pay any deficiency in the actual Total Operating Costs for the prior calendar year, subject to the First Year Cap. If Subtenant has made an overpayment, Sublandlord shall credit such overpayment against the next payments of Total Operating Costs (estimated Or actual) payable by Subtenant hereunder or, as to overpayments allocable to the last year of the Sublease Term, promptly refund Subtenant such amounts at the end of the Sublease Term.

               (iii)  Payment of Taxes. On the later often (10) business days
                      ----------------
after Sublandlord receives year-end statements of Taxes due from the Master Landlord, or within one hundred twenty (120) days after the end of each calendar year, Sublandlord shall furnish to Subtenant a statement showing Total Taxes for the calendar year just ended. Subject to the First Year Cap, Subtenant shall pay to Sublandlord Subtenant's Share of Total Taxes within fifteen (15) calendar days after receipt of the statement. With respect to any partial calendar year during the Sublease Term, the payment of Subtenant's Share of Total Taxes shall be prorated to correspond to that portion of such calendar year occurring within the Sublease Term. At Sublandlord's option, Sublandlord shall provide Subtenant on or before the Sublease Commencement Date, and the first day of each calendar year commencing after the Sublease Commencement Date, with a reasonable written estimate of the amount of Subtenant's Share of Total Taxes for the following year (or partial year), and Subtenant shall pay with each installment of Monthly Base Rein one-twelfth (1/12) of the estimated Total Taxes, subject to the First Year Cap. If Sublandlord elects to charge Subtenant monthly estimates, then within fifteen (15) calendar days after Subtenant's receipt of the year-end statement described above, Subtenant shall pay any deficiency in the actual Total Taxes for the prior calendar year, subject to the First Year Cap. If Subtenant has made an overpayment, Sublandlord shall credit such overpayment against the next payments of Total Taxes (estimated or actual) payable by Subtenant hereunder or, as to overpayments allocable to the last year of the

               Sublease Term, promptly refund Subtenant such amounts at the end of the Sublease Term.

               (iv) Overpayment of Operating Costs and Taxes. In no event shall
                    ----------------------------------------
Subtenant's obligation to pay Operating Costs and Taxes hereunder exceed the amount attributable to the Premises due and payable by Sublandlord under the MasterLease. Subtenant shall be entitled to the portion of all credits, if any, given by Master Landlord to Sublandlord for Sublandlord's overpayment of such costs that are attributable to the Premises.

               (v) Audit Rights. Any audit rights Subtenant may have regarding
                   ------------
Sublandlord's statement of Total Operating Costs and Taxes shall be in accordance with Section 3.2(b)(3) and (4) of the Master Lease as incorporated herein. Upon request by Subtenant, and so long as Subtenant pays all costs and expenses incurred by Sublandlord in connection with the audit, Sublandlord shall exercise its audit rights under Section 3.2(b)(3) of the Master Lease and shall share such information with Subtenant.

          (c) Rent Defined. All monetary obligations of Subtenant hereunder
              ------------
(including Subtenant's obligations under the Tri-Party Construction Agreement as defined in Section 8 below), other than Monthly Base Rent, shall be included in the definition of Additional Rent, and all Monthly Base Rent and Additional Rent shall be considered obligations for payment of rent and shall collectively be defined as "Rent" for purposes of this Sublease.

          (d) Rent Proration: Abatement. In the event that Sublease Term and/or
              -------------------------
the Rent Commencement Date begins or ends on a date that is not the first day of the calendar month, the Monthly Base Rent and/or the Additional Rent to be paid by Subtenant will be prorated as of that date, as the case may be. In the event Sublandlord's rent as to the Original Leased Premises abates under the Master Lease pursuant to Section 8.3 thereof, Rent hereunder shall similarly abate to the extent the interruption of services described in Section 8.3 of the Master Lease materially and substantially affects Subtenant's use of the Premises.

     5.  Security Deposit.
         ----------------

          (a) Minimum Security Deposit. Upon execution of this Sublease and
              ------------------------
receipt of Master Landlord Consent as described in Section 29 hereof, Subtenant shall deposit in cash with Sublandlord an initial security deposit in an amount equal to the Initial Monthly Base Rent for a one (1) month period (the "Minimum Security Deposit"). If any of the Minimum Security Deposit is applied as permitted under this Section 5, Subtenant shall redeposit with Sublandlord such amount within five (5) days of Sublandlord's demand therefor. Failure to redeposit any sums so used shall constitute a default under this Sublease.

          (b) Letter of Credit. Within three (3) business days after Subtenant
              ----------------
receives Master Landlord's written consent to this Sublease as required under
Section 13.2 of the Master Lease, Subtenant shall deliver to Sublandlord an irrevocable and transferable (to Sublandlord's successors under this Sublease) letter of credit in an amount equal to $2,100,000.00. issued by financial institution located in, or having a correspondent relationship with a financial institution located in, the San Francisco Bay Area, reasonably acceptable to Sublandlord (the "Issuer"), which letter of credit shall (i) have an original term of not less than one year, (ii) provide for multiple draws, and (iii) otherwise be in form and substance reasonably acceptable to Sublandlord (the "Letter of Credit," and together with the Minimum Security Deposit, collectively, the "Security Deposit"). Subtenant shall maintain the Letter of Credit in place throughout the Sublease Term (subject to Subparts (c) and (d) below). In order to draw on the Letter of Credit, Sublandlord shall present to Issuer a letter signed by an authorized representative of Sublandlord, certifying that Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sublease. The Letter of Credit shall further provide for thirty (30) days' prior written notice to Sublandlord of cancellation, termination or material change thereto. In the event of any nonextension, cancellation or other termination of the Letter of Credit at least thirty (30) days' prior to its expiration, Sublandlord may draw upon the entire face amount of the Letter of Credit, and Sublandlord shall hold the funds so obtained, together with the Minimum Security Deposit, as the Security Deposit required under this Sublease. In such event, Subtenant shall be entitled to provide Sublandlord with a replacement Letter of Credit and Subtenant's failure to renew the Letter of Credit shall not be a default hereunder. Any unused portion of Letter of Credit funds so obtained by Sublandlord shall be returned to Subtenant upon replacement of the Letter of Credit in the full amount required hereunder and on the terms and conditions set forth in this Section. If Sublandlord uses any portion of the Letter of Credit, or the cash security deposit resulting from Landlord's draw on the Letter of Credit, to cure any Event of Default by Subtenant hereunder, then Subtenant shall provide to Sublandlord the cash difference or a replacement Letter of Credit in the amount of the Letter of Credit prior to any draws by Sublandlord thereon within ten (10) business days from receipt of written notice from Sublandlord. Subtenant's failure to do so shall become a material breach of this Sublease. Sublandlord shall keep any cash security funds separate from its general funds. If an Event of Default occurs under this Sublease (including the Tri-Party Construction Agreement), Sublandlord may present its written demand for payment of only the portion of the amount of the Letter of Credit reasonably required to compensate Sublandlord for the cost of curing or attempting to cure such default and other damages incurred by Sublandlord in connection therewith (with subsequent demands at Sublandlord's sole election as Sublandlord incurs further damages), and the funds so obtained shall become due and payable to Sublandlord. Sublandlord may retain such funds to the extent required to compensate Sublandlord for damages incurred, or to reimburse Sublandlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit, or reimbursed to Subtenant upon replacement by Subtenant of the full face value of the Letter of Credit.

          (c) Cancellation of Letter of Credit. Subtenant shall keep the Letter
              --------------------------------
of Credit, at its expense, in full force and effect until the expiration date or other termination of this Sublease (subject to the Letter of Credit reduction provisions described in Section 5(b)(d) below), to insure the faithful performance by Subtenant of all of its obligations under this Sublease, including, without limitation, Subtenant's obligations to repair or maintain the Premises as required under this Sublease; provided, however, that Subtenant may cancel the Letter of Credit upon the commencement of the seventh (7th) calendar year of the Sublease Term, so long as Subtenant gives Sublandlord thirty (30) days' prior. written notice of the proposed cancellation, and no Event of Default, or uncured default for which notice has been given but the time period to cure has not yet elapsed, has occurred and is continuing under the Sublease either at the time the notice of cancellation is issued or on the date the Letter of Credit is cancelled. In addition, Subtenant's failure to so maintain the Letter of Credit in place shall not be deemed a default or breach under this Sublease if Sublandlord draws down the Letter of Credit prior to the expiration thereof as set forth in Section 5(b) above and either (x) Sublandlord holds the full face value of the Letter of Credit in cash as a security deposit, or (y) Subtenant promptly replaces the Letter of Credit at its face value amount existing immediately before the draw or pays to Sublandlord the cash difference as provided in Section 5(b) above to restore the full face value of the Letter of Credit to be held by Sublandlord as a cash Security Deposit.

          (d)  Reduction to Letter of Credit Face Value. Provided that no Event
               ----------------------------------------
of Default, or uncured default for which notice has been given but the time period to cure has not yet elapsed, exists under the Sublease on the applicable date for reduction of the face amount of the Letter of Credit, as set forth below, the face value of the Letter of Credit may be reduced by amending or replacing the Letter of Credit then held by Sublandlord, at Subtenant's sole cost and expense, as follows: commencing on the (i) first (1st) anniversary of the Sublease Commencement Date, the face amount of the Letter of Credit shall be $1,800,000, (ii) second (2nd) anniversary of the Sublease Commencement Date, the face amount of the Letter of Credit shall be $1,500,000, (iii) third (3rd) anniversary, of the Sublease Commencement Date, the face amount of the Letter of Credit shall be $900,000, (iv) fourth (4th) anniversary of the Sublease Commencement Date, the face amount of the Letter of Credit shall be $600,000, and (v) fifth (5th) anniversary of the Sublease Commencement Date, the face amount of the Letter of Credit shall be $300,000. On the sixth (6th) anniversary of the Sublease Commencement Date, the Letter of Credit may be cancelled, subject to the conditions described above and Sublandlord shall retain the Minimum Security Deposit throughout the remaining Sublease Term.

          (e) Return of Security Deposit. Sublandlord shall hold the Security
              --------------------------
Deposit as security for the performance of Subtenant's obligations under this Sublease. If an Event of Default occurs under this Sublease, Sublandlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to:(x) any Rent or other amount in default; (y) any amount that Sublandlord may spend or become obligated to spend in exercising Sublandlord's rights to perform Subtenant's Restoration Obligation (as defined in Section 9 hereof) and all other obligations of Subtenant under the Sublease pursuant to Section 21 hereof; and (z) any expense, loss or damage that Sublandlord may suffer because of Subtenant's default under the Sublease to the extent permitted under applicable law. Sublandlord shall return the unused portion of the Security Deposit within thirty (30) days following the expiration or earlier termination (subject to Sublandlord's rights to draw on the Letter of Credit as described above) of the Sublease Term. In the event there is a final determination by judicial or arbitration proceeding that Sublandlord has improperly drawn upon or applied the Letter of Credit, Subtenant shall have the right to offset Rent due hereunder against such improperly drawn amounts. In the event that the Master Lease terminates as between Master Landlord and Sublandlord due to a default by Sublandlord under the Master Lease or this Sublease, then Sublandlord will promptly return to Subtenant (or transfer to Master Landlord if directed by Subtenant in writing) the Minimum Security Deposit and cancel or return to Subtenant (or transfer to Master Landlord if directed by Subtenant in writing) the Letter of Credit (or any cash security deposit held by Sublandlord resulting from Sublandlord's draw on the Letter of Credit), if any, then held by Sublandlord pursuant to this Sublease.

     6.  Use. Subtenant agrees to use the Premises for general office purposes
         ---
and otherwise in accordance with the provisions of Section 4.1 of the Master Lease, and for no other purpose without Sublandlord's and Master Landlord's prior written consent.

     7.  Compliance with Laws; Environmental Compliance Obligations.
         -----------------------------------------------------------

          (a) Compliance with Laws. Subtenant shall, at all times and in strict
              --------------------
accordance with Section 4 of the Master Lease (as incorporated herein), comply with all present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Premises and the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, the "Laws") relating to Subtenant's use or occupancy of the Premises. Such Laws shall include, without limitation, all Laws relating to health and safety and disabled accessibility (including, without limitation, the Americans with Disabilities Act 42 USC
Section 12101 et seq.), Laws with respect to hazardous and toxic substances
              -- ---
("Environmental Laws"), and all present and future life safety, fire, sprinkler, building code and municipal code requirements; provided however, that Subtenant shall not be required to pay for or perform cleanup, removal or remediation work with respect to (i) any Hazardous Materials which are present in the Premises or the Project at the date of this Sublease and which are not Handled by Subtenant,
(ii) any Hazardous Materials released or emitted by Sublandlord or any of its employees, contractors, agents, licensees or invitees affecting the Premises or the Project, and (iii) any other compliance requirements that are Master Landlord's responsibility under the Master Lease. The parties acknowledge and agree that Subtenant's obligation to comply with all Laws as provided herein is a material part of the bargained-for consideration under this Sublease.

          (b) Compliance with Environmental Obligations. In addition to
              -----------------------------------------
compliance with the Laws described above, Subtenant shall comply with all of the obligations regarding the handling of Hazardous Materials set forth in Section
4.2 of the Master Lease (as incorporated herein).

               (i) Sublandlord's and Master Landlord's Rights. Sublandlord and Master Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Subtenant's compliance with the provisions of this section, and (ii) to perform Subtenant's obligations under this section if Subtenant has failed to do so. Master Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Subtenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding the same Subtenant shall pay the cost of Master Landlord's consultants' fees and all costs incurred by Master Landlord and/or Sublandlord in performing Subtenant's obligations under this section. Master Landlord and Sublandlord shall use reasonable efforts to minimize any interference with Subtenant's business caused by Master Landlord's and/or Sublandlord's entry into the Premises, but Master Landlord and Sublandlord shall not be responsible for any interference caused thereby.

               (ii) Subtenant's Indemnification. Subtenant agrees to indemnify, defend and hold harmless Sublandlord and Master Landlord and their respective partners, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys' fees and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Subtenant of Hazardous Materials at or about the Premises or the Project or Subtenant's failure to comply in full with all Environmental Requirements with respect to the Premises (except that Subtenant shall not be obligated to indemnify Sublandlord or Master Landlord with respect to failure to comply with Environmental Requirements with respect to Hazardous Materials Subtenant is unaware of, provided that the Hazardous Materials are not brought to the Premises or Project or generated by Subtenant and that Subtenant is not negligent with respect thereto); provided, however, that to the extent any such losses are caused by the negligence or willful misconduct of Master Landlord or Sublandlord or their authorized agents or employees, Subtenant shall not be required to so indemnify Sublandlord and Master Landlord under this provision.

     8.  Subtenant Improvements. The Subtenant Improvements (as defined in
         ----------------------
Exhibit D attached hereto) for the Premises shall be constructed in accordance
---------
with the terms and provisions of that certain Tri/Party Construction Agreement to be executed by Master Landlord, Sublandlord and Subtenant substantially in the form attached hereto as Exhibit D and incorporated herein by this reference
                            ---------
(the "Tri/Party Construction Agreement"). All references to this Sublease or the terms and provisions hereof shall mean and include the Tri-Party Construction Agreement.

     9.  Repairs; Surrender of Premises in Good Condition. Except to the extent
         ------------------------------------------------
of Master Landlord's repair obligations with respect to latent defects in the Core and Shell Improvements pursuant to Section 6.1 of the Master Lease, and Master Landlord's general repair and maintenance obligations set forth in
Section 6.2 of the Master Lease

(the "General Maintenance Obligations"), Subtenant shall, at Subtenant's sole cost and expense, but under the reasonable direction of Sublandlord and Master Landlord, maintain the Premises in accordance with Section 6.1 of the Master Lease (as incorporated herein) as it applies to the Premises. Subtenant hereby waives any benefits of California Civil Code Sections 1932(1), 1941 and 1942 and any other existing or future Law that allows a tenant to make repairs at its landlord's expense. With respect to the General Maintenance Obligations and provided that Master Landlord does not object to dealing directly with Subtenant, Sublandlord shall permit a representative of Subtenant who has been approved in writing by Sublandlord (the "Authorized Representative") to contact Master Landlord directly on day-to-day matters relating to the operation of the Premises or the common areas in the Building that are adjacent to the Premises to request and/or discuss the status of the performance by Master Landlord of its General Maintenance Obligations, and such contact between Subtenant's Authorized Representative and Master Landlord shall not constitute a default under this Sublease, so long as Master Landlord does not object to such contact. Sublandlord hereby approves Jeff Stillwell as the initial Authorized Representative. In the event Master Landlord objects to direct contact with Subtenant with respect to the General Maintenance Obligations as described above, then Sublandlord agrees to use its best efforts to promptly notify Master Landlord of any maters raised or performance requested by Subtenant in a written notice to Sublandlord delivered by Subtenant, which matters or performance obligations are the responsibility of Master Landlord pursuant to its General Maintenance Obligations, unless such performance requested by Subtenant, in Sublandlord's reasonable determination, conflicts with a request for performance already made to Master Landlord by Sublandlord, or conflicts with a matter raised with Master Landlord by Sublandlord, in which case Sublandlord will notify Subtenant of such conflict. Subtenant shall, upon the expiration of the Sublease Term or sooner termination of this Sublease, deliver all keys to the Premises to Sublandlord and surrender the Premises to Sublandlord in as good condition as when received, ordinary wear and tear excepted, and otherwise in accordance with Section 18.1 of the Master Lease. Sublandlord hereby notifies Subtenant that unless Master Landlord agrees not to require restoration, Subtenant must restore its proposed Subtenant Improvements prior to its surrender of the Premises to Sublandlord in accordance with Section 10 of the Master Landlord Consent and Section 18.1 of the Master Lease, together with any other portions of the Subtenant Improvements that Master Landlord would have the right to require Sublandlord to restore under the Master Lease (collectively, the "Restoration Obligation"). Sublandlord accepts this Restoration Obligation (regardless of whether this Sublease is terminated prior to its natural expiration date for any reason, except only for Sublandlord's exercise of its rights under Section 14 hereof, in which case Subtenant shall not be required to perform the Restoration Obligation with respect to installation of the Building Standard ceiling and lighting fixtures (the "Standard Ceiling and Lighting") as described in Section 10 of the Master Landlord Consent) and acknowledges that Master Landlord has notified Subtenant and Sublandlord that it will require restoration of the open ceiling to the Standard Ceiling and Lighting pursuant to Subtenant's Restoration Obligation, unless Master Landlord otherwise notifies Subtenant and Sublandlord in writing that such restoration will not be required. Subtenant shall satisfy, its Restoration

Obligation in connection with restoring the Standard Ceiling and Lighting by either furnishing and installing to Master Landlord's satisfaction the Standard Ceiling and Lighting on or prior to the early termination or natural expiration of the Sublease or pay to Sublandlord on or prior to the date that is tile earlier of (x) ten (10) business days before the date this Sublease naturally expires or (y) the early termination date of this Sublease. an amount equal to the total cost of furnishing and installing the Standard Ceiling and Lighting as described above. If any of the specified materials are not then available to complete this restoration, the then equivalent materials, as specified by Master Landlord and reasonably approved by Sublandlord, shall be substituted in place of the unavailable materials. Subtenant, however, shall have no obligation to repair damage caused by any act or omission of Sublandlord or Master Landlord or any of Sublandlord or Master Landlord's agents, employees, contractors, licensees or invitees. Sublandlord shall have the right but not the obligation to undertake repair work that Subtenant is required to perform hereunder and that Subtenant fails or refuses to perform after applicable notice and cure periods hereunder. All costs incurred by Sublandlord in performing any such repair for the account of Subtenant shall be repaid by Subtenant to Sublandlord upon demand, together with all commercially reasonable, additional costs incurred by Sublandlord in its efforts to administer and manage the performance of such repairs, and if not paid within fifteen (15) days after demand, shall bear interest at the default rate set forth in Section 15.2 of the Master Lease. If Sublandlord undertakes to perform repairs for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies pursuant hereto.

     10.  Utilities and Services. Except to the extent Sublandlord has elected
          ----------------------
to provide such services pursuant to an agreement with the Master Landlord and notified the Subtenant of such election in writing (in which case Sublandlord shall provide such services), the Master Landlord shall furnish the Premises with electricity, water, sanitary, sewage service: trash removal, heat, air-conditioning, elevator service and typical janitorial service as provided in
Section 8.1 of the Master Lease. Subtenant shall pay Sublandlord for costs incurred relating to additional services or excess utility usage by Subtenant as provided in Section 8.2 of the Master Lease; provided, that such costs shall be payable within fifteen (15) days after Subtenant's receipt of Sublandlord's invoice or other billing for the same. Prior to the Sublease Commencement Date, Sublandlord shall implement a system for separately metering the Premises for Subtenant's usage of utilities, and Sublandlord shall pay all reasonable costs associated with such implementation of the separate metering system.

     11.  Signage
          -------

          (a) Exterior Building Signage. As of the date hereof, there is no
              -------------------------
signage space or location available for Subtenant's use on the exterior of the Building. Sublandlord agrees to reasonably cooperate with Subtenant if Subtenant elects, at Subtenant's sole cost and expense and without any representation by Sublandlord as to the ability of Subtenant to obtain such permission, and (provided Sublandlord reasonably cooperates) without Sublandlord's incurring any liability from or in connection with any attempt by Subtenant to obtain such permission (regardless of whether Subtenant fails or succeeds at obtaining such permission), to attempt to obtain permission from the Master Landlord and relevant local government agencies for the installation of an exterior sign on or to the Building, provided that (i) Subtenant complies with the terms and conditions regarding the placement and maintenance of exterior signage set forth in Sections 37(b), (c) and (d) of the Master Lease, and (ii) any signage installed by or on behalf of Subtenant does not, in any way, diminish Sublandlord's exterior signage rights under the Master Lease or impede the visibility of any of Sublandlord's exterior signage. In no event, however, shall Subtenant be entitled to an exterior sign if the City of Campbell or other local governmental agency denies Sublandlord the right to construct its own exterior sign.

          (b) Interior Building Signage. At Sublandlord's cost Sublandlord shall
              -------------------------
install an identification sign for Subtenant (including its logo) reasonably acceptable to Subtenant in the first floor lobby of the Building in such location as may be reasonably designated by Sublandlord and reasonably approved by Subtenant, and Subtenant may at Subtenant's expense install additional identification signs and/or floor directories in the elevator lobbies of the floors (other than the first floor) included in the Premises, all of which signs and directories shall be consistent in size, location and design with signs and directories commonly found in multi-tenant office buildings, and subject to the following requirements: (x) Subtenant must obtain Sublandlord's prior written approval for such signs, which Sublandlord may not unreasonably withhold or delay and (y) all signs must be in keeping with the quality, design and style of the Building interior. Sublandlord hereby approves the proposed interior signage description and plan described in Exhibit E attached hereto and incorporated
                                  ----------
herein by this reference (the "Interior Signage Plan"), provided that the actual signage and its installation is the same in all material respects to the Interior Signage Plan.

       12.  Right of First Offer for Additional Space.
            -----------------------------------------

          (a) Right of First Offer. Subject to Master Landlord's consent and
              --------------------
space recapture rights set forth in Section 13 of the Master Lease and other provisions of the Master Lease, Sublandlord hereby grants to Subtenant an on-going right of first offer (the "First Offer Right") to sublease the fourth
(4th), fifth (5th) and sixth (6th) floors of the Building (collectively, the "First Offer Space"). Sublandlord shall provide Subtenant with written notice (the "First Offer Notice") at any time Sublandlord elects to vacate any portion of the First Offer Space, other than in connection with a Transfer pursuant to Section 13.9 of the Master Lease or an assignment or sublease to an affiliate of Sublandlord. Sublandlord shall provide the First Offer Notice to Subtenant not less than forty-five (45) days and not more than one hundred eighty (180) days before the First Offer Space will be available for sublease. The First Offer Notice shall describe the portion of the First Offer Space that will become available for sublease, including the square foot rentable area of such space. Sublandlord acknowledges that Subtenant would prefer to sublease additional space in the Building that is contiguous to the Premises (or any subsequent expansion thereof), and Sublandlord agrees to use its best efforts in its internal space planning to first make available and offer for sublease any First Offer Space on the fourth (4th) floor of the Building, before making available space on the fifth (5th) and sixth (6th) floors thereof.

          (b)  Exercise of Right.
               -----------------

               (i) If Subtenant desires to exercise its First Offer Right with respect to all or any portion consisting of not less than one (1) floor of the First Offer Space described in the First Offer Notice (the "Subject Space"), then Subtenant shall, within fifteen (15) business days after receipt of the First Offer Notice, deliver notice to Sublandlord of Subtenant's intention to exercise its First Offer Right with respect to the Subject Space. If Subtenant does not exercise its First Offer Right within the response period specified above, then the First Offer Right shall terminate as to the First Offer Notice in question, and Sublandlord shall be free to sublease, or assign the Master Lease with respect to, that space to anyone on an) terms at any time thereafter, subject to the rights of the Master Landlord under the Master Lease, without any obligation to provide Subtenant with a further right to sublease that space.

               (ii) If, however, Sublandlord does not (a) enter into a letter of intent to sublease the Subject Space within one hundred twenty (120) days after expiration of such 15-business day period and thereafter (b) enter into a signed sublease for the Subject Space within one hundred eighty (180) days after expiration of such 15-business day period, the First Offer Right shall again be applicable but if and only if the conditions set forth in subsection (b)(iii) are satisfied.

               (iii)  Subtenant must notify Sublandlord not earlier than ten
(10) business days prior to, and not later than five (5) business days after, expiration of the 120-day period described in clause (b)(ii)(a) above that Subtenant desires to reinstate its First Offer Right as to the Subject Space if Sublandlord fails to enter into a signed letter of intent to sublease the Subject Space by expiration of such 120-day period. If Sublandlord enters into a signed letter of intent to sublease the Subject Space within such 120-day period, then to reinstate its First Offer Right, Subtenant must notify Sublandlord not earlier than ten (10) business days prior to, and not later than five (5) business days after, expiration of the 180-day period described in clause (b)(ii)(b) above that Subtenant desires to reinstate its First Offer Right as to the Subject Space if Sublandlord fails to enter into a sublease prior to expiration of such 180-day period. If Subtenant reinstates its First Offer Right as to the Subject Space in compliance with the foregoing conditions and Sublandlord delivers a First Offer Notice for the same Subject Space to Subtenant (the "ReOffer Notice"), Subtenant shall have five (5) business days following the ReOffer Notice to exercise its First Offer Right. If Subtenant fails to exercise its First Offer Right within such 5-business day period, then the First Offer Right shall terminate as to the ReOffer Notice in question, and Sublandlord shall be flee to sublease, or assign that space to anyone on any terms at any time thereafter, subject to the rights of the Master Landlord under the Master Lease, without any obligation to provide Subtenant with a further right to sublease that space, except that if Sublandlord does not (a) enter into a letter of intent to sublease the Subject Space within one hundred twenty (120) days after expiration of such 5-business day period and thereafter (b) enter into a signed sublease for the Subject Space within one hundred eighty (180) days after expiration of such 5-business day period, the First Offer Right shall again be applicable (subject, again, however, to the provisions of this subsection (b)(ii) and (iii)).

          (c) Restrictions on First Offer Right. The First Offer Right shall be
              ---------------------------------
exercisable only by the originally named Subtenant and any assignee permitted hereunder, but not a subtenant or other transferee of less than all of Subtenant's interest in this Sublease, unless otherwise agreed in writing by Sublandlord. The Subtenant may exercise its First Offer Right and sublease the Subject Space only if no Event of Default as to Subtenant or no uncured default for which notice has been given but the time period to cure has not yet elapsed has occurred at the time Subtenant attempts to exercise such right and at the time Subtenant is scheduled to take possession of the Subject Space.

          (d) Terms and Conditions Applicable to First Offer Space. If Subtenant
              ----------------------------------------------------
timely and validly exercises the First Offer Right, then beginning on the later of the date set forth in the First Offer Notice (or ReOffer Notice, as the case may be) for delivery or the actual date of delivery (the "Delivery Date") of the Subject Space for occupancy by Subtenant in the condition required herein and continuing for the balance of the period specified in the First Offer Notice (or ReOffer Notice): (i) the Subject Space shall be part of the Premises under this Sublease (so that the term "Premises" in this Sublease shall refer to the space in the Premises immediately before such delivery date plus the Subject Space);
(ii) Subtenant's Share of Total Operating Costs and Total Taxes shall be adjusted in proportion to and to reflect the increased rentable area of the Premises; and (iii) the Monthly Base Rent applicable to the Subject Space shall be the Monthly Base Rent then in effect for the original premises, subject to the annual adjustment provided for in Section 4(a)(ii) of this Sublease (the "Subject Space Rent"). Subtenant's sublease of the Subject Space shall be on the same terms and Conditions as applicable to the original Premises from time to time, except that Subtenant shall commence paying rent on the Subject Space on the Delivery Date, the Subject Space shall be delivered in undamaged but otherwise "as-is" condition, broom clean and flee of occupants, and Sublandlord shall not be required to provide any free rent, construct any improvements in, or contribute any tenant improvement allowance for the Subject Space. The First Offer Right shall be continuous throughout the Sublease Term. Subtenant's rejection of a particular offer shall not release Sublandlord from its obligation to offer the Subject Space to Subtenant when it again becomes available.

          (e) Special Provisions for Offer of Entire Remaining Space.
              ------------------------------------------------------
Notwithstanding the foregoing subsections (a)-(d), however, if the First Offer Space constitutes all the remaining space leased by Sublandlord under the Master Lease, then subject to Master Landlord's consent and space recapture rights set forth in Section 13 of the Master Lease and other provisions of the Master Lease, the following shall apply:

               (i) Contents of First Offer Notice. The terms and conditions of
                   ------------------------------
subsection 12(a) shall apply except that the First Offer Notice shall also include the financial terms and conditions on which Sublandlord is prepared to offer the space to a third party.

               (ii) Exercise of Right. (A)    If Subtenant desires to exercise
                    -----------------
its First Offer Right with respect to the Subject Space described in the First Offer Notice, then Subtenant shall, within fifteen (15) business days after receipt of the First

Offer Notice, deliver notice to Sublandlord of Subtenant's intention to exercise its First Offer Right with respect to the Subject Space. Subtenant shall not be entitled to exercise its First Offer Right with respect to less than the entire First Offer Space described in the First Offer Notice. If Subtenant does not exercise its First Offer Right within the response period specified above, then the First Offer Right shall terminate as to the First Offer Notice in question, and Sublandlord shall be free to sublease, or assign the Master Lease with respect to, that space to anyone on any terms at any time thereafter, subject to the rights of the Master Landlord under the Master Lease, without any obligation to provide Subtenant with a further right to sublease that space; provided, however, that (i) Sublandlord shall initially offer the Subject Space on the same terms set forth in the First Offer Notice, and (ii) if Sublandlord decides to rent the Subject Space to a third party for financial terms, including base rent, free rent, and tenant improvement allowance that would result in a rent that is at least ten percent (10%) lower than the terms described in the First Offer Notice to Subtenant for the Subject Space (the "Third Party Offer"), then Sublandlord shall deliver a new First Offer Notice (the "Revised First Offer Notice") to Subtenant on the same terms as the Third Party Offer, and Subtenant shall then have five (5) business days after receipt of the Revised First Offer Notice to exercise its First Offer Right and lease the Subject Space on the terms of the Revised First Offer Notice.

(B) If, however, Sublandlord does not (a) enter into a letter of intent to sublease the Subject Space within one hundred twenty (120) days after expiration of such ] 5-business day period and thereafter (b) enter into a sidled sublease for the Subject Space within one hundred eighty days (180) days after expiration of such 15-business day period, the First Offer Right shall again be applicable but if and only if the conditions set forth in subsection (C) hereof are satisfied.

(C) Subtenant must notify Sublandlord not earlier than ten (10) business days prior to, and not later than five (5) business days after, expiration of the 120-day period described in clause (ii)(B)(a) above that Subtenant desires to reinstate its First Offer Right as to the Subject Space if Sublandlord fails to enter into a signed letter of intent to sublease the Subject Space by expiration of such 120-day period. If Sublandlord enters into a signed letter of intent to sublease the Subject Space within such 120-day period, then to reinstate its First Offer Right, Subtenant must notify Sublandlord not earlier than ten (10) business days prior to, and not later than five (5) business days after, expiration of the 180-day period described in clause (ii)(B)(b) that Subtenant desires to reinstate its First Offer Right as to the Subject Space if Sublandlord fails to enter into a sublease prior to expiration of such 180-day period. If Subtenant reinstates its First Offer Right as to the Subject Space in compliance with the foregoing conditions and Sublandlord delivers a ReOffer Notice for the same Subject Space to Subtenant, Subtenant shall have five (5) business days following the ReOffer Notice to exercise its First Offer Right. If Subtenant fails to exercise its First Offer Right within such 5-business day period, then the First Offer Right shall terminate as to the ReOffer Notice in question, and Sublandlord shall be free to sublease, or assign the Master Lease with respect to, that space to anyone on any terms at any time thereafter, subject to the rights of the Master Landlord under the Master Lease, without any obligation to provide Subtenant with a further right to sublease that space, except that if Sublandlord does not (a) enter into a letter of intent to sublease the

Subject Space within one hundred twenty (120) days after expiration of such 5-business day period and thereafter (b) enter into a signed sublease for the Subject Space within one hundred eighty, (180) days after expiration of such 5-business day period, the First Offer Right shall again be applicable (subject, again, however, to the provisions of this subsection (e)(ii) (A), (B) and (C)).

               (iii)  Restrictions on First Offer Right. The First Offer Right
                      ---------------------------------
shall be personal to the originally named Subtenant and shall be exercisable only by the originally named Subtenant and any assignee permitted hereunder, but not a subtenant or other transferee of less than all of Subtenant's interest in this Sublease, unless otherwise agreed in writing by Sublandlord. The Subtenant may exercise its First Offer Right and sublease the Subject Space only if no Event of Default as to Subtenant or no uncured default for which notice has been given but the time period to cure has not yet elapsed has occurred at the time Subtenant attempts to exercise such right and at the time Subtenant is scheduled to take possession of the Subject Space.

               (ix) Terms and Conditions Applicable to First Offer Space. If
                    ----------------------------------------------------
Subtenant timely and validly exercises the First Offer Right, then beginning on the Delivery. Date of the Subject Space for occupancy by Subtenant in the condition required herein and continuing for the period specified in the First Offer Notice: (i) the Subject Space shall be part of the Premises under this Sublease (so that the term "Premises" in this Sublease shall refer to the space in the Premises immediately before such delivery date plus the Subject Space);
(ii) Subtenant's Share of Total Operating Costs and Total Taxes shall be as specified in the First Offer Notice; and (iii) the Monthly Base Rent and other financial terms shall be as set forth in the First Offer Notice accepted by Subtenant and otherwise Subtenant's sublease of the Subject Space shall be on the same terms and conditions as applicable to the original Premises from time to time. Except as otherwise expressly set forth in the First Offer Notice, Sublandlord shall deliver the Subject Space in undamaged but otherwise "as is" condition, broom clean and free of occupants. Any sublease of the Subject Space by Subtenant shall expire or otherwise terminate concurrently with the expiration or earlier termination of this Sublease. The First Offer Right shall be continuous throughout the Sublease Term. Subtenant's rejection of a particular offer shall not release Sublandlord from its obligation to offer the Subject Space to Subtenant when it again becomes available.

          (f) Measurement of Subject Space. The term "rentable area" of the
              ----------------------------
Subject Space shall be specified by Sublandlord and shall mean measurement of interior floor area computed in accordance with the "Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOOM Z65.1, 1996) ("BOOM Standards").

     13.  Assignment and Subletting. Subtenant may sublet or assign all or any
          ---------------------------
portion of the Premises subject to this Sublease to third parties; provided, however, that (x) each port/on of the Premises so assigned or subleased shall have a rentable area of at least 10,000 square feet. and (y) such assignment or sublease shall be made subject to and in accordance with the terms and conditions applicable to the assignment or sublease, as the case may be, of the Original Leased Premises under Section 13 of the Master Lease

(as incorporated herein), and Sublandlord (in addition to Master Landlord) shall have the same approval rights as Master Landlord provided, however, that all Transfer Consideration in connection with any such assignment or sublease that is not payable to Master Landlord pursuant to Section 13.3 of the Master Lease shall be shared equally by Sublandlord and Subtenant. Notwithstanding the foregoing, provided Master Landlord consents to a proposed transfer, Sublandlord shall waive the provisions of clause (x) of this Section 13 above. Subtenant shall pay all Transfer costs incurred by Sublandlord pursuant to Section 13.5 of the Master Lease in connection with Subtenant's proposed assignment or sublease of the Premises pursuant to this Section 13.

     14.  Sublandlord's Option to Terminate Sublease. At any time after the end
          ------------------------------------------
of the sixtieth (60th) month of the Sublease Term, Sublandlord shall have the option, upon written notice (the "Termination Notice") to Subtenant as provided in this Section, to terminate this Sublease. The Termination Notice must be delivered in accordance with the notice provisions described herein. The termination shall be effective as of the last day of the twelfth (12th) month after the month in which Sublandlord delivers the Termination Notice to Subtenant or such later date as may be specified by Sublandlord in the Termination Notice (the "Lease Termination Date"). In no event shall the Lease Termination Date occur prior to the end of the seventy-second (72nd) month of the Sublease Term.

     15  Parking and Loading Area. Sublandlord shall provide Subtenant, on an
         ---------------------------
unassigned and non-exclusive basis, flee (except for governmental charges, .if any, and Subtenant's Share of Operating Costs related to the operation, management, maintenance and repair of the Parking Facility and related parking services, if any) on-site parking in the surface lots and parking structure at the Project (collectively, the "Parking Facility"). Subtenant shall not be entitled to use more than its pro rata share of such parking spaces as determined by dividing the rentable area of the Premises by the aggregate rentable area of all of the office space leased or available in the Project. Subtenant's parking rights and obligations shall be subject to, and maintained or modified in accordance with, the terms and conditions of the parking provisions set forth in Section 36 of the Master Lease (as incorporated herein). Subtenant shall also be entitled to nonexclusive .use of the exterior loading and unloading area that is part of the driveway and parking common area on the north side of the Building, subject to Master Landlord's building and parking rules and regulations, as promulgated by Master Landlord from time to time, and those rules and regulations set forth in Paragraph 19 of Exhibit C to the Master Lease. Both Sublandlord and Subtenant agree to use such exterior loading and unloading area in a manner that does not unreasonably interfere with the other's permitted use thereof.

     16.  Fitness Facility. Master Landlord has or will construct a fitness
          ----------------
center in the Project for the shared, non-exclusive use of Project tenants, their employees and other authorized users as determined by the Master Landlord, subject to guidelines, rules and regulations as may be established from time to time by Master Landlord. Subtenant and its employees may use the fitness facility on the terms and conditions described above and in the Master Lease, provided that no Event of Default exists under this Sublease. All costs and expenses incurred in connection with the destruction, construction, management, operation, repair and maintenance of the fitness facility shall be included in Operating Costs, of which Subtenant shall pay its Subtenant's Share.

     17.  Sublandlord Warranties. Sublandlord represents and warrants that (a)
          ----------------------
the Master Lease is in full force and effect, and to the best knowledge of Sublandlord, no defaults or events that, with the passage of time or the giving of notice, or both, would constitute a default, exist thereunder on the part of Sublandlord or Master Landlord, including, without limitation, with respect to the delay in completion of the Tenant Improvements under the Master Lease, (b) except for obtaining the Master Landlord's consent hereto and Master Landlord's agreement to the Tri-Party Construction Agreement, Sublandlord has the right to grant Subtenant the rights granted in this Sublease, (c) the copy of the Master Lease attached hereto as Exhibit B is a true, correct and complete copy of the Master Lease and as of the date hereof, there exist no other amendments or modifications to the Master Lease (other than the First Amendment), (d) the commencement date under the Master Lease was April 1, 1999 and the expiration dale under the Master Lease is March 31,2009. Sublandlord warrants that during the term of this Sublease, Sublandlord shall comply with the Master Lease and make all payments to Master Landlord required thereunder (other than payments made directly by Subtenant to Master Landlord, if any) and shall commit no Event of Default thereunder (other than an Event of Default resulting from Subtenant's default hereunder). Subject to any express termination provision of the Master Lease, and subject to the rights of Sublandlord and Master Landlord to inspect the Premises under Sections 4.2(d) and 17 of the Master Lease, Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant within the applicable periods described herein, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises.

     18.  Sublease Subject to Master Lease. This Sublease is in all respects
          --------------------------------
subject to the provisions of the Master Lease, and any termination of the Master Lease shall automatically terminate this Sublease; provided, however, that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease (except the Master Landlord), the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of such termination, including, without limitation, the unamortized costs of the non-defaulting party's tenant improvements that were paid for directly by such non-defaulting party, tenant relocation costs and the positive difference, if any, between the then current rent paid by the non-defaulting party for the Premises and the rental costs incurred upon the non-defaulting party's relocation into rental space that is in a geographic location comparable to the Premises and is of reasonably comparable size and quality to the Premises. As applied to this Sublease, and except as otherwise expressly provided herein, each reference to "Lease" in the Master Lease will be deemed to refer to "Sublease," each reference to "Premises" in the Master Lease will be deemed to refer to the Premises under this Sublease, and the words "Landlord" and "Tenant" in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease. Except as otherwise expressly provided in this section and in Sections 19 and 25 below, the covenants, agreements, provisions and conditions of the Master Lease, to the extent that late to the Premises and to the extent they do not contradict the express terms of Sublease, are made a pan of and incorporated into this Sublease as if recited in full in Sublease, and the rights and obligations of the Master Landlord as landlord and the Landlord as tenant under the Master Lease will be deemed the rights and obligations XXX landlord and Subtenant, respectively, under this Sublease, and will inure to the XXX of, and be binding on. Sublandlord and Subtenant, respectively.

     19.  Sublandlord Obligations Under Master Lease. So long as an Event of XXX
          ------------------------------------------
does not exist hereunder, Sublandlord shall perform its obligations under the XXX Lease and keep the Master Lease in full force and effect. Sublandlord shall not XXX the Master Lease, amend or, to the extent any of the following would adversely Subtenant or the Subleased Premises, waive any provisions of the Master Lease or any elections, exercise any rights or remedies or give any consent or approval under Master Lease without, in any instance, Subtenant's prior written consent not to be reasonably withheld or delayed. Except as expressly and specifically provided herein, only services to which Subtenant is entitled to hereunder are those to which Landlord is entitled under the Master Lease and Subtenant acknowledges that such XXX shall be performed by Master Landlord. Sublandlord does not assume the XXX of the Master Landlord under the Master Lease. The Sublandlord grants to subtenant the right of the Sublandlord to enforce, at the sole cost and expense of tenant, the obligations of the Master Landlord under the Master Lease, but the Landlord shall have no liability to Subtenant by reason of Master Landlord's performance of, or failure to perform, such obligations. With respect to the performance obligations of Master Landlord under the Master Lease, Sublandlord's obligations respect there to shall include immediately notifying Master Landlord of its performance, requesting such performance from Master Landlord and cooperating subtenants to obtain such performance from Master Landlord. To the extent that XX Landlord does not. despite Subtenant's and Sublandlord's reasonable efforts, XXX its obligations, Sublandlord shall, at Subtenant's request, exercise its rights and XXX as may be available to Sublandlord at law or under the Master Lease and as Landlord, in its discretion may deem appropriate, on behalf of Subtenant at tenant's sole cost and expense. Further, Sublandlord shall not unreasonably withhold consent to a request by Subtenant to commence a lawsuit or other action in Landlord's name to obtain the performance required from Master Landlord under the XXX Lease; provided, however, that if Subtenant commences a lawsuit or other action, Landlord shall reasonably approve Subtenant's legal counsel, Subtenant shall pay all XXX and expenses incurred in connection therewith, and Subtenant shall indemnify Landlord against, and hold Sublandlord harmless from, all reasonable costs and XXX incurred by Sublandlord in connection therewith. Sublandlord shall cooperate Subtenant to enforce all warranties and indemnities provided to Sublandlord under Master Lease and Sublandlord shall pass through the benefit of those warranties and XXX, if any, to Subtenant to the extent that they apply to the Premises and the performance by Master Landlord of its obligations under the Master Lease with XXX thereto, and would reduce Subtenant's liabilities hereunder.

     20.  Subtenant's Obligations Under Master Lease. Subject to Sections 18 and
          ------------------------------------------
19 above and Section 25 below, the Subtenant covenants and agrees that, during the term hereof and for such further time as the Subtenant may occupy the Premises, Subtenant shall perform and observe all of the provisions of the Master Lease as incorporated herein. Subtenant shall neither do nor permit its agents, employees, contractors, invitees or licensees to do anything which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Landlord under the Master Lease, and Subtenant shall indemnify and hold the Sublandlord harmless from and against any loss, cost, liability, damage or expense (including reasonable attorneys' fees) that Sublandlord may suffer or incur by reason of Subtenant's breach of its covenants contained herein.

     21.  Cure of Defaults.
          ----------------

          (a) Cure of Subtenant's Defaults. The Sublandlord shall have the right
              ----------------------------
(but shall not be obligated) to cure any default (after expiration of applicable notice and cure periods) or Event of Default (as defined in the Master Lease as modified by Section 25 of this Sublease) (provided that, in either case, Sublandlord shall not be required to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order) by the Subtenant in the performance of any of the Subtenant's obligations hereunder, in which event the Subtenant covenants and agrees that, immediately upon receipt of an invoice therefor from Sublandlord, Subtenant shall pay, as Additional Rent, all costs (including reasonable attorneys' fees) so incurred by Sublandlord to cure Subtenant's default.

          (b) Sublandlord Default. In the event that Sublandlord defaults in the
              -------------------
performance of any of Sublandlord's obligations under this Sublease, Subtenant shall give Sublandlord a written notice of default (the "Sublandlord Default Notice"), which notice shall specify in what manner Sublandlord has defaulted. Sublandlord shall cure any such default within thirty (30) days after Sublandlord's receipt of the Sublandlord Default Notice (except that if such default cannot be cured within such 30-day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such 30-day period and proceeds diligently thereafter to effect such cure as promptly as is practicable). In the event Sublandlord fails to cure such default within the foregoing period (or such shorter period as may be required to comply with the Master Lease or any applicable law), and provided Subtenant provides at least two (2) business days' prior notice to Sublandlord, Subtenant shall be entitled to cure such default and to thereafter collect from Sublandlord Subtenant's costs in so doing.

     22.  Subtenant's Direct Performance Under Master Lease. At any time, or
          -------------------------------------------------
from time, and upon reasonable prior notice to Subtenant, Sublandlord may elect to require Subtenant to perform its obligations under this Sublease directly to the Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord. In the event that Sublandlord is in default under the Master Lease and Master Landlord or

Sublandlord notifies Subtenant in writing that such default has occurred and is continuing, then Subtenant may pay Rent and an), other amounts then due and owing under this Sublease and perform its other obligations under this Sublease directly to Master Landlord until Master Landlord notifies Subtenant that the default is cured (in which case the Subtenant will immediately resume payments of Rent and payment and performance of its other obligations under the Sublease to Sublandlord). However, if Sublandlord disputes Master Landlord's notice of default, Subtenant pays directly to Master Landlord the disputed amount and if thereafter Sublandlord prevails in the dispute with Master Landlord, Subtenant shall have no right of reimbursement for any sums from Sublandlord. Subject to the immediately preceding sentence, any amounts paid directly to Master Landlord shall be credited to the Sublease.

     23  Sublandlord's Remedies. In the case of any breach hereof or default
         ------------------------
hereunder by Subtenant, Sublandlord shall have all rights against Subtenant that would be available against the tenant under the Master Lease, if such breach or default were by the tenant thereunder.

     24.  No Improvements or Alterations. Sublandlord shall not be responsible
          ------------------------------
for the completion of any work or improvements of any nature whatsoever in the Premises, other than the payment of the Subtenant Allowance as described in the Tri-Party Agreement. Other than the Subtenant Improvements, Subtenant shall make no alterations, decorations, additions or improvements in or to the Premises, except on terms and conditions consistent with Section 5 of the Master Lease regarding Alterations.

     25.  Master Lease Provisions Inapplicable to Sublease: Modification of
          -----------------------------------------------------------------
Certain other Master Lease Provisions. Subject to Section 18 hereof, all of the
-------------------------------------
sections of the Master Lease are incorporated by this reference into this Sublease as if fully set forth in 'his Sublease, except for the following: Basic Lease Information (except Building and Rentable Area of Building), Section 1 [Premises] (except for the third sentence and the last two sentences of that section), Section 2 [Term; Possession], Section 3.1 [Base Rent], Section 6.1 [Maintenance and Repairs] (the first sentence), Section 28.1 [Consents and Approvals] (the first sentence), Section 29 [Brokers], Section 35 [Tenant's Extension Options], and Exhibit A-3 [the Fifth and Sixth Floor Premises] and Exhibit B.

In addition, the following Master Lease Sections are modified (for the purposes of incorporation into this Sublease) as follows:

          (a) Section 3.2 [Additional Rent; Operating Costs and Taxes] of the Master Lease as modified, in part, by Section 4(b) hereof:

          (b) Section 3.3 [Payment of Rent] of the Master Lease is modified by
(x) replacing the phrase "thirty (30) days after notice from Landlord of the amounts due" in the 5th line thereof with the phrase "fifteen (15) days after notice from Landlord of the amounts due", and (y) by substituting the address for Sublandlord set forth in the Notices section of this Sublease for the address of Master Landlord described in the 7th line thereof;

          (c) Section 4.2 [Hazardous Materials] of the Master Lease as modified, in part, by Section 7(b) hereof;

          (d) Section 6 [Maintenance and Repairs] of the Master Lease as modified, in part, by Section 9 hereof;

          (e) Section 8 [Utilities and Services] of the .Master Lease as modified, in part, by Section 10 hereof;

          (f) Section 13 [Assignment and Subletting] of the Master Lease as modified, in part, by Section 13 hereof;

          (g) Section 14 [Defaults and Remedies] of the Master Lease is modified to (1) replace clause (a) with the following: "Tenant fails to make any payment of rent when due and such failure continues for a period of five (5) days; provided that Tenant shall have the right to notice one time in each consecutive twelve month period of failure to pay rent and the right to pay within three days following such notice prior to being in default." (2) revise clause (h) to read as follows: "Tenant fails to perform or comply with any provision of this Lease (including the Tri-Party: Construction Agreement) other than those described in (a) through (g) above and such failure is not cured within ten (10) days after notice to Tenant or, if such failure cannot be cured within such ten
(10) day period, Tenant fails within such ten (10) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within seventy (70) days of such notice; provided however, that if Landlord in its reasonable judgment determines that such failure cannot or will not be cured by Tenant within such seventy (70) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant";

          (h) Section 19.3 regarding estoppel obligations is modified to replace the clause in the 1st line thereof that reads, "Upon ten (10) Business Days' notice from Landlord," with a clause that reads, "Upon five (5) Business Day's' notice from Landlord". Sublandlord and Subtenant hereby acknowledge receipt of a copy of a nondisturbance agreement for the Master Lease from the existing lender on the Project;

          (i) Section 22 [Security Deposit] of the Master Lease as modified, in part, by Section 5 hereof;

          (j) Section 36 [Parking] of the Master Lease as modified, in part, by
Section 15 hereof; and

          (k) Section 37 [Signage] as modified, in part. by Section 11 hereof.

In addition, (i) references to "Landlord" in the following provisions of the Master Lease shall mean Master Landlord: Section 1 [Premises] (as to the third sentence and last two sentences of that Section), Section 3.2(a) [Additional
Rent: Operating Costs and Taxes], Section 4.2(d) (except the first and last sentences), Section 5. ] [Alterations] (except the first two sentences and the fourth sentence), Section 5.3 [Alterations] (the first sentence only but only up to the semicolon), Section 6.3 [Maintenance and Repairs],
Section 10. ](d)[Tenant's Insurance], Section 11 [Damage or Destruction],
Section 12 [Condemnation], Section 13.2(b) [Reasonable Consent] (the last sentence only), Section 17 [Entry and Inspection] (the second sentence only), Sections 19.1 [Mortgagee Protection] (except the last sentence) and 19.2 [Mortgagee Protection], Section 24 [Security Measures], Section 26 [Rules and Regulations], Section 27 [Landlord's Liability], Section 36(b) [Access to Parking Facility], Section 36(c) [Assignment and Subletting] with respect to parking spaces only and Exhibit C; (ii) references to "Landlord" in Section 4.2(e) [Tenant's Indemnification] (in the second to last line only), Section 6. ] [Maintenance and Repairs] (in the ninth line only), and Section 9.2 [Exculpation and Indemnification] (the last line only) shall mean Sublandlord or Master Landlord; (iii) Sublandlord shall waive the terms of Sections 13.2(b)(i),
(iii), (v) and (vii) and 13.6, provided Master Landlord consents thereto and provided further that it shall be reasonable for Sublandlord to withhold its consent if Sublandlord is or has been engaged in active negotiations with Subtenant's Proposed Transferee for space being offered by Sublandlord within the three preceding months; (ix,) Sublandlord waives the provisions of Section
5.3 (after the first semicolon) if Master Landlord permits such alterations to be surrendered hereunder; and (v) references to alterations in Section 12.5 shall include the Subtenant Improvements to the extent paid for by Subtenant.

     26.  Notices. All notices required or permitted under this Sublease or the
          -------
Master Lease shall be given in the manner provided in Section 20 of the Master Lease, to the following addresses:

     If to Subtenant:    Before the Sublease Commencement Date:

                         Talk City, Inc.
                         307 Orchard Dr., Suite 350
                         Campbell, CA 95008
                         Attention: Jeffrey Snitcher

                         After the Sublease Commencement Date:

                         Talk City, Inc.
                         1919 S. Bascom Avenue
                         Campbell, CA 95008
                         Attn: Chief Financial Officer

     If to Sublandlord:  Compuware Corporation
                         Corporate Headquarters
                         31440 Northwestern Hwy
                         Farmington Hills, Michigan 48334-2564
                         Attention: Vice President, Administration

     With a Copy to:     Facilities Manager

                         Compuware Corporation
                         1919 South Bascom Avenue
                         Campbell, California 95008

     If to Master
     Landlord:           Pruneyard Associates. LLC
                         c/o Wilson Cornerstone Properties
                         2929 Campus Drive. Suite 450
                         San Mateo, California 94403
                         Attention: Vice President. Property Management

     With a Copy to:     Wilson Cornerstone Properties
                         1999 South Bascom Avenue, Suite 200
                         Campbell, California 95008
                         Attention: Property Manager

Any party may change its address for notices by given written notice to the other party as provided herein.

     27.  Broker. The Subtenant warrants and represents to the Sublandlord that
          ------
the Subtenant has not dealt with any broker or third party in connection with this Sublease except for Cornish & Carey Commercial ("Subtenant's Broker") and Sublandlord's Broker (as defined below). Subtenant covenants and agrees with Sublandlord to indemnify and hold Sublandlord harmless from and against any and all claims by any other brokers or third parties in connection with this transaction claiming through Subtenant. The Sublandlord warrants and represents to the Subtenant that the Sublandlord has not dealt with any broker or third party in connection with this Sublease except for Cushman & Wakefield and U.S. Equities Realty, Inc. (collectively, "Sublandlord's Broker"). Sublandlord covenants and agrees with Subtenant to indemnify, and hold harmless Subtenant from and against any and all claims by Sublandlord's Broker or any other brokers or third parties in connection with this transaction claiming through Sublandlord. Sublandlord agrees to be responsible for payment of any commission due in connection with this Sublease to Subtenant's Broker and/or Sublandlord's Broker pursuant to Sublandlord's commission schedule.

     28.  Indemnity. Subtenant agrees to protect, defend, indemnify and hold
          ---------
Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorneys' fees and costs) that may at any time be asserted against Sublandlord by (a) the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in (i) the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease, or (ii) the Master Landlord Consent that Subtenant is obligated to perform thereunder; or (b) any person (including, without limitation, Master Landlord) as a result any construction or other work done or permitted by Subtenant in or about the Premises or Project, or any part thereof, or as a result of Subtenant's use or occupancy of the

Premises, except to the extent any of the foregoing is caused by the gross negligence or willful misconduct of Sublandlord. Notwithstanding anything to the contrary herein, Sublandlord shall not be released or indemnified from. and shall indemnify, defend, protect and hold harmless Subtenant from all damages, losses, costs, claims and liabilities due to the gross negligence or willful misconduct of Sublandlord and its agents, employees or contractors or Sublandlord's breach of its obligations under the Sublease of the Master Lease. The provisions of this Section 28 will survive the expiration or earlier termination of this Sublease.

     29.  Master Landlord's Consent to Sublease. This Sublease is expressly
          -------------------------------------
conditioned upon receipt by Sublandlord and Subtenant of the Master Landlord Consent executed by Master Landlord in the form attached hereto as Exhibit C
                                                                   ---------
within thirty (30) days from the date of this Sublease. Sublandlord shall use commercially reasonable efforts to obtain such consent within such period.

     30.  Waiver of Subrogation. Notwithstanding anything to the contrary
          ---------------------
herein, Sublandlord and Subtenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is due to a risk covered by an), policy of property insurance maintained by either party (or required by this Sublease or the Master Lease to be maintained) with respect to the Premises or the Building or any operation therein or that would normally be covered by "all-risk" property insurance coveting such party's personal property. If any such policy of insurance relating to this Sublease, the Master Lease, or to the Premises, or Building does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all rights of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

     31.  Miscellaneous.
          -------------

          (a) It is mutually agreed between the Subtenant and the Sublandlord that the failure of a party to insist upon strict performance of any of the covenants or conditions contained herein contained shall neither constitute nor be construed as a waiver or relinquishment of said party's right thereafter to enforce any such term, covenant, agreement or condition, and the same shall continue in full force and effect.

          (b) If any provision of this Sublease or portion of such provision, or the application thereof to any person or circumstance is held invalid, the remainder of the Sublease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

          (c) This Sublease shall be governed by and enforced in accordance with the laws of the State of California.

          (d) Except as otherwise expressly stated herein or in the Master Lease to the extent it is incorporated herein, the parties hereto agree not to unreasonably withhold or delay any consent or approval required hereunder.

          (e) Time is of the essence with respect to the terms and provisions of this Sublease.

          (f) This Sublease may be executed in counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

          (g) This Sublease may be amended or modified only by an instrument in writing which by its express terms refers to this Sublease, is duly executed by the parties hereto and which satisfies any consent rights and requirements of Master Landlord under the Master Lease.

          (h) The Recitals set forth on page 1 of this Sublease shall be incorporated into the agreement by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this as of the date first written above.

                    SUBLANDLORD:

                    COMPUWARE CORPORATION, a Michigan corporation

                    By:   /s/ Denise Knobblock
                          ---------------------------------
                    Name: Denise Knobblock
                          --------------------------------
                    Its:  Executive V.P. HR/Administration
                          --------------------------------



                    By:   /s/ [SIGNATURE ILLEGIBLE]
                          --------------------------------
                    Name:
                          --------------------------------
                    Its:
                          --------------------------------



                    SUBTENANT:

                    TALK CITY, INC., a Delaware corporation

                    By:
                          --------------------------------
                    Name:
                          --------------------------------
                    Its:
                          --------------------------------


                    By:
                          --------------------------------
                    Name:
                          --------------------------------
                    Its:
                          --------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this as of the date first written above.

                    SUBLANDLORD:

                    COMPUWARE CORPORATION, a Michigan corporation

                    By:
                          --------------------------------
                    Name:
                          --------------------------------
                    Its:
                          --------------------------------



                    By:
                          --------------------------------
                    Name:
                          --------------------------------
                    Its:
                          --------------------------------


                    SUBTENANT:

                    TALK CITY, INC., a Delaware corporation

                    By:   /s/ Jeffrey Snetiker
                          --------------------------------
                    Name: Jeffrey Snetiker
                          --------------------------------
                    Its:  SVP CFO & CAO
                          --------------------------------


                    By:   /s/Peter Friedman
                          --------------------------------
                    Name: Peter Friedman
                          --------------------------------
                    Its:  President & Secretary
                          --------------------------------

                                   EXHIBIT A

                          Description of the Premises

                                                        Pruneyard Place, Floor 1
                                         14,734 Rentable Square Feet (Available)


[Insert Floor Plan]



                                                          GROUND FLOOR BOMA PLAN
                                                       REEL GROBMAN & ASSOCIATES

                                                        Pruneyard Place, Floor 2
                                                     20,160 Rentable Square Feet


[Insert Floor Plan]



                                                          SECOND FLOOR BOMA PLAN
                                                       REEL GROBMAN & ASSOCIATES

                                                        Pruneyard Place, Floor 3
                                             Approx. 21,055 Rentable Square Feet


[Insert Floor Plan]



                                                           THIRD FLOOR BOMA PLAN
                                                       REEL GROBMAN & ASSOCIATES

                                   EXHIBIT B

                           Copy of the Master Lease

                                   EXHIBIT C

                           Master Landlord's Consent

                          SECOND AMENDMENT TO LEASE
                                      AND
                              CONSENT TO SUBLEASE
                              -------------------

     THIS AGREEMENT ("Agreement") is made as of October 20, 1999, by and among PRUNEYARD ASSOCIATES, LLC, a California limited liability company ("Landlord"), COMPUWARE CORPORATION, a Michigan corporation ("Sublandlord"), and TALK CITY, INC., a Delaware corporation ("Subtenant").

                                    Recitals
                                    --------

          A. Landlord is the landlord and Sublandlord is the tenant under a lease dated May 8, 1998, as amended by a first amendment dated October 6, 1998 (as so amended, the "Prime Lease"), for approximately 120,409 rentable square feet of space (the "Premises"), located on the 1st, 2nd, 3rd, 4th, 5th and 6th floors of the office building, known as PruneYard Place, located at 1919 South Bascom Avenue, in Campbell, California (the "Building"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Prime Lease.

          B. Sublandlord has requested that Landlord consent to the subletting by Sublandlord to Subtenant of a portion of the Premises ("Sublet Premises"), pursuant to the Sublease dated October 20, 1999 (the "Sublease"), to which this Agreement is attached.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, Landlord hereby consents to the Sublease (and elects not to exercise Landlord right under Section 13.8 of the Lease to terminate the Lease in response to Sublandlord's request for Landlord's consent to the Sublease), subject to and upon the following terms and conditions, as to each of which Sublandlord and Subtenant expressly agree:

     1.  Limitations on Consent. The parties hereto agree that nothing contained
         ----------------------
in this Agreement shall:

          (a) except only as otherwise expressly provided in this Agreement:
(x) operate as a consent to or approval or ratification by' Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or (y) cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease, or

          (b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Prime Lease, or (ii) any of Sublandlord's obligations under the Prime Lease, or (iii) any rights or remedies of Landlord under the Prime Lease or otherwise; or to enlarge or increase Landlord's obligations or Sublandlord's rights under the Prime Lease or otherwise, or

          (c) be deemed to make Subtenant a third party beneficiary of the provisions of the Prime Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Prime Lease, or

          (d) be construed to waive any past, present or future breach or default on the part of Sublandlord under the Prime Lease.

     2.  Relationship to Prime Lease.  The Sublease shall be subject and
         ---------------------------
subordinate at all times to the Prime Lease and to all of its provisions, covenants and conditions. Subtenant shall not violate any of the provisions of the Prime Lease, and shall perform all obligations of Subtenant under the Sublease and all provisions of the Prime Lease to the extent that Subtenant is obligated to do so under the Sublease (including, without limitation, insurance requirements, as though Subtenant were the "Tenant" under the Prime Lease). In case of any conflict between the provisions of the Prime Lease and the provisions of the Sublease, as between Landlord and Sublandlord, and as between Landlord and Subtenant, the provisions of the Prime Lease shall prevail unaffected by the Sublease, except as otherwise provided in this Agreement.

     3.   No Release of Sublandlord.   Neither the Sublease nor this consent
          -------------------------
thereto shall release or discharge Sublandlord from any liability under the Prime Lease. Sublandlord shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Prime Lease on the part of Sublandlord to be performed and observed. Any breach or violation of any provision of the Prime Lease by Subtenant that would be an Event of Default under the Prime Lease if made by Sublandlord shall be deemed to be, and shall constitute, an Event of Default under the Prime Lease.

     4.  Assignment and Subletting.  This consent by Landlord shall not be
         -------------------------
assignable or transferable and shall not be construed as a consent by Landlord to any further subletting by Sublandlord or Subtenant or to any assignment by Sublandlord of the Prime Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublandlord and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party or in any other manner to transfer all or any part of Subtenant's rights with respect to the Sublease or the Sublet Premises, without Landlord's prior written consent and compliance with all of the provisions of Section 13 of the Prime Lease; provided, however, that Landlord agrees that Landlord shall not withhold consent to any subletting by Sublandlord to Subtenant of additional space in the Building under clause
(iii) of Section 13.2(b) of the Prime Lease (i.e., Landlord shall not withhold consent to further subletting by Sublandlord to Subtenant solely because Subtenant is an existing tenant of the Building or of Tower I or Tower II). All provisions in the Prime Lease restricting or prohibiting transfer of Tenant's interests shall also apply to restrict or prohibit transfer by Subtenant. This consent may not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease, without Landlord's prior written consent. Notwithstanding the foregoing, and notwithstanding any provision to the contrary in Sections 13.1, 13.2, 13.3 or 13.8 of the Prime

Lease, but subject to all other provisions of the Prime Lease and the Sublease, Subtenant may, upon notice to Landlord and Sublandlord but without the prior written consent of Landlord or Sublandlord (and without any participation by Landlord or Sublandlord in assignment or subletting proceeds with respect thereto under Section 13.3 of the Prime Lease or under the Sublease, or any right to terminate under Section 13.8 of the Prime Lease or under the Sublease, in connection therewith), assign the Sub[ease to a purchaser, successor corporation or other entity resulting from a merger or consolidation with Subtenant, which acquires (by purchase, merger or combination) all or substantially all of the assets of Subtenant as a going concern (a "Successor Transferee"), provided in all events that the Transferee assumes in writing all of the obligations of Subtenant under this Agreement and the Sublease.

     5.  Assignment of Sublease Rents.   Sublandlord hereby absolutely and
         ----------------------------
irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease, including the Sublease, and agrees that Landlord, as assignee for Sublandlord for purposes hereof, or a receiver for Sublandlord appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Sublandlord's obligations to Landlord under the Prime Lease; provided, however, that Landlord grants to Sublandlord at all times prior to occurrence of any breach or default by Sublandlord under the Prime Lease (and at all times following full and complete cure of any Event of Default under the Prime Lease, so long as there has been no subsequent breach or default by Sublandlord under the Prime Lease) a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default under the Prime Lease). Sublandlord and Subtenant agree that upon receipt of notice from Landlord directing Subtenant to pay the Sublease rent directly to Landlord, Subtenant shall pay rent due under the Sublease to Landlord. Landlord shall credit Sublandlord with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublandlord from any liability under the Prime Lease, except to the extent of the rent so credited.

     6.  Termination of Prime Lease.   Upon the expiration or any earlier
         --------------------------
termination of the term of the Prime Lease, the voluntary or involuntary surrender of the Prime Lease by Sublandlord to Landlord, or a mutual cancellation of the Prime Lease by Landlord and Sublandlord, then, either (x) the Sublease and its term shall terminate and Subtenant shall vacate the Premises on or before the effective date of such termination (the "Termination Date"), or within ten (10) Business Days after Subtenant's receipt of notice of the termination of the Prime Lease, whichever is later, or (y) Subtenant shall lease the Premises directly from Landlord, as provided below. Unless Subtenant leases the Premises directly from Landlord as provided below, any continued possession of the Premises by Subtenant after the Termination Date shall be treated as a holding over governed by the provisions of Section 18.2 of the Prime Lease (substituting "Subtenant" in place of "Tenant").

          (a) Direct Lease.   If Landlord elects to have Subtenant lease the
              ------------
Premises directly from Landlord, or if Subtenant satisfies the conditions set forth in paragraph 6(b) below, then (in either of those events) Subtenant shall continue to lease the Premises, upon and subject to the same terms and conditions as are provided in the Sublease, modified as provided in paragraph 6 (c) below. Sublandlord shall not be bound by or liable or responsible for performance of any of the obligations of Landlord or of Subtenant under any direct lease entered into between Landlord and Subtenant pursuant to this paragraph 6 (but Sublandlord shall continue to be liable and responsible for Sublandlord's obligations under the Prime Lease, if any; and nothing herein shall affect Landlord's remedies against Sublandlord under the Prime Lease in the event that the Prime Lease is terminated).

          (b) Conditions Precedent to Subtenant's Right to Require Direct Lease.
              -----------------------------------------------------------------
So long as and provided that: (i) Talk City, Inc. (or a Successor Transferee) continues itself to use and occupy at least two-thirds of the Premises (i.e., at least 37,195 rentable square feet, and, if the total amount of space leased by Subtenant under the Sublease is increased, at least two-thirds of the total rentable area of area of the space leased by Subtenant under the Sublease) and has not assigned the Sublease (except to a Successor Transferee in accordance with the provisions of the last sentence of paragraph 4 above) or sublet more than a total of one-third of the total rentable area of all of the Premises under the Sublease (it being intended that Subtenant's rights to require Landlord to lease the Premises to Subtenant upon termination of the Prime Lease are and shall be personal to Talk City, Inc. and its Successor Transferees and shall not be transferable to or exerciseable for the benefit of any Transferee, other than a Successor Transferee); (ii) immediately prior to the Termination Date, the Sublease is in full force and effect and there is no Event of Default by Subtenant under the Sublease; (iii) Subtenant has not been given by Landlord or Sublandlord notice of breach or default by Subtenant under the Sublease or breach or default under the Prime Lease on account of the acts or omissions of Subtenant (whether or not cured) on more than two occasions in any twelve month period (i.e., any three or more breaches or defaults by Subtenant in any twelve month period, even if none becomes an "Event of Default," will disqualify Subtenant from requiting Landlord to lease the premises to Subtenant upon termination of the Sublease); (iv) Subtenant's then market capitalization is at least $250 Million; and (v) within ten (10) Business Days after Subtenant's receipt of notice of the termination of the Prime Lease Subtenant delivers to
Landlord: (x) an unqualified positive going concern opinion from an independent certified public accountant, (y) financial statements certified by Subtenant's chief financial officer to be complete, true and correct, confirming that Subtenant has a market capitalization of at least $250 Million and showing Subtenant's annualized net revenues over the then most recently completed twelve months, and (z) the letter of credit or letters of credit as specified in paragraph 6(d) below; then Landlord shall lease the Premises to Subtenant, upon and subject to the same terms and conditions as are provided in the Sublease, modified as provided in paragraph 6(c) below.

          (c) Terms of Direct Lease.   If Landlord elects to have Subtenant
              ---------------------
lease the Premises directly from Landlord, or if Subtenant satisfies the conditions set forth in paragraph 6(b) above, then (in either of those events), Landlord shall lease the Premises to Subtenant, and Subtenant shall lease the Premises from Landlord, upon and subject to the same terms and conditions as are provided in the Sublease, substituting Landlord in place of Sublandlord (but without any merger, so that the terms set forth in the Sublease shall continue to be subject to the Prime Lease and Landlord shall be entitled to act separately as Sublandlord and as Master Landlord), for a term commencing on the Termination Date and expiring March 31, 2009, unless sooner terminated pursuant to the terms set forth in the Sublease, except that the Monthly Base

Rent shall be adjusted effective as of the Termination Date to equal the greater of one hundred percent (100%) of the Fair Market Base Rental for the Premises (to be determined as provided in paragraph 6(e) below), or the Monthly Base Rent as specified in the Sublease, and except also that the following provisions of the Sublease shall not apply to the direct lease between Landlord and Subtenant'
Section 3 (Rent Commencement), the provisions relating to the "First Year Cap" in Section 4(b) (Additional Rent), Landlord shall have no obligation to return to Subtenant any security deposit or letter of credit not actually delivered or transferred from Sublandlord to Landlord, Section 11 (a) (Exterior Building Signage), Section 11 (b) (Interior Building Signage), except that Landlord shall permit Subtenant under the direct lease to continue to maintain interior signage installed in accordance with the Interior Signage Plan as provided in Section 11
(b) of the Sublease, Section 12 (Right of First Offer for Additional Space), the last sentence of Section 13 (Assignment and Subletting), Section 17 (Sublandlord Warranties), the first sentence of Section 18 (Sublease Subject to Master Lease), except that the first clause ("This Sublease is an all respects subject to the provisions of the Master Lease") shall continue to apply, Section 21 (b) (Sublandlord Default), the warranties, representations and covenants of Sublandlord under Section 27 (Broker), and Section 28 (Indemnity).

          (d) Letter(s) of Credit.   Subtenant shall at no cost or expense to
              -------------------
Landlord, within ten (10) Business Days after Subtenant's receipt of notice of the termination of the Prime Lease, cause the letter of credit then held by Sublandlord under Section 5 of the Sublease, if any, to be transferred to Landlord (and modified to provide for draws and certifications of entitlement to draw by Landlord instead of by Sublandlord) or a new letter of credit to be issued for the benefit of Landlord in accordance with the provisions of Section 5 of the Sublease (but substituting Landlord in place of Sublandlord in all respects). If Subtenant's annualized net revenues over the then most recently completed twelve months are not greater than $15 Million, and for so long thereafter as Subtenant's net revenues do not exceed $15 Million over any period of 12 consecutive months, then the amount of the letter of credit or letters of credit to be delivered to Landlord by Subtenant shall be not less than an mount equal to the product of (x) an amount equal to two months' average rent (based on the applicable Monthly Base Rent which would have been payable under the Sublease for the remainder of the term of the Sublease if the Prime Lease had not been terminated, plus Additional Rent at the level then being charged pursuant to Landlord's most recent prior estimate), times (y) the total number of years (or fractions thereof) between the Termination Date and March 31, 2009. If, for example (and by way of example only), the Termination Date is June 30, 2004, and an amount equal to two months' average rent is then $378,000, the minimum letter of credit amount would be $1,890,000 ($378,000, times five years). So long as Subtenant continues to occupy the Premises and perform all of its obligations under the direct lease, the minimum letter of credit mount may be reduced on each anniversary of the Termination Date (and, if Subtenant has not fully performed all of its obligations under the direct lease through the applicable anniversary date, but fully cures all breaches or defaults within any applicable notice and cure periods so there is no Event of Default, then on the date of cure following the applicable anniversary date), to the amount that would have been calculated as provided above if the anniversary date in question was the Termination Date. To continue the example above, if as of June 30, 2005 two months' average rent (i.e., the monthly rent for each month of the remainder of the term, divided by the number of months remaining in the term, times two) is then $400,000, the new minimum letter of credit amount would be $1,600,000 ($400,000, times four years), if and to the extent that the amount available to be drawn by Landlord under any letter of credit transferred to Landlord pursuant to the first sentence of this paragraph 6(d) is less than the minimum amount required as provided above, Subtenant shall either cause the letter of credit delivered to Landlord to be amended to increase the mount available to be drawn by Landlord to the requisite minimum amount, or substitute a new letter of credit in the requisite amount, or deliver to Landlord an additional letter of credit in accordance with the provisions of
Section 5 of the Sublease (but substituting Landlord in place of Sublandlord in all respects) in the requisite amount.

          (e) Determination of Monthly Base Rent.   The Monthly Base Rent shall
              ----------------------------------
be determined as follows.

          (i) "Fair Market Base Rental" shall mean the "fair market" Monthly Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

          (ii) Landlord and. Subtenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after Landlord gives Subtenant notice of the termination of the Prime Lease, Landlord and Subtenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property, but who has not represented or acted on behalf of any of the parties at any time during the immediately preceding ten (10) years. If Landlord and Subtenant have not agreed upon an independent broker within forty-five (45) days after Landlord gives Subtenant notice of the termination of the Prime Lease, then either of them may apply to the presiding judge of the superior court in Santa Clara County for the selection of a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property, but who has not represented or acted on behalf of any of the parties at any time during the immediately preceding ten (10) years, to participate in determination of the Fair Market Base Rental in accordance with the provisions of this Agreement. Landlord shall submit Landlord's determination of Fair Market Base Rental and Subtenant shall submit Subtenant's determination of Fair Market Base Rental to such broker, at such. time or times and in such manner as Landlord and Subtenant shall agree (or as directed by the broker if Landlord and Subtenant do not promptly agree). The broker shall select either Landlord's or Subtenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Subtenant. if Subtenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Subtenant shall bear all of the broker's cost and fees.

          (iii) In the event the Fair Market Base Rental has not been determined by the Termination Date, Subtenant shall pay as Monthly Base Rent pending such determination, the Monthly Base Rent as specified in the Sublease; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Monthly Base Rent paid, together with interest at the rate specified in the Prime Lease, shall be paid to Landlord by Subtenant.

     7.  Liability to Landlord.   Both Sublandlord and Subtenant shall be and
         ---------------------
continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Prime Lease, and (b) any additional costs (over and above the costs that are Landlord's responsibility under the Prime Lease and that would necessarily be incurred by Landlord if Sublandlord, rather than Sublessee, were occupying the Subleased Premises) incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess cost to Landlord of services furnished to or for the Sublet Premises).

     8.  Requests by Subtenant.   Sublandlord acknowledges and agrees that
         ---------------------
Landlord shall honor requests by Subtenant for any service to be supplied by Landlord to the Sublet Premises that is required of Landlord under the Prime Lease, as though they were requests from Sublandlord under the Prime Lease (and both Subtenant and Sublandlord shall be responsible therefor as provided above). Notwithstanding anything to the contrary in the Sublease, Landlord may require requests to alter the Sublet Premises, requests to further sublet the Sublet Premises or assign the Sublease, and other requests for Landlord's consent or approval be made by Sublandlord on behalf of Subtenant.

     9.  Brokerage Commissions.   Sublandlord and Subtenant each covenants and
         ---------------------
agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease.

     10.   Subtenant Improvements.   Sublandlord and Subtenant understand and
           ----------------------
acknowledge that Landlord's consent to the Sublease expressed herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord's consent for such work must be separately sought and that any such work shall be subject to all the provisions of the Prime Lease with respect thereto. If and to the extent that the Building Standard ceilings and lights are not installed as part of the initial tenant improvement work in the Sublet Premises, Sublandlord shall either furnish and install the Building Standard ceiling (USG Donn DX24 15/16 inch Tee system exposed grid, with Armstrong Cortega Second Look II 2767 white ceiling tiles) and lighting fixtures (2 x 4 recessed fluorescent with parabolic lens, Metalux 2EP3GAVX -

332S361 - 277V) on or prior to the last day of the Term of the Prime Lease or pay to Landlord on the last day of the Term of the Prime Lease or upon demand thereafter the an amount equal to the total cost of furnishing and installing the Building Standard ceiling and lighting fixtures, if any of the specified materials are not then available, the then equivalent, as specified by Landlord, shall be substituted in place of the unavailable materials. Pursuant to that certain Tri-Party Construction Agreement dated as of even date herewith by and among Subtenant, Sublandlord and Master Landlord (the "Construction Agreement"), Subtenant, Sublandlord and Master Landlord have provided for certain Subtenant Improvements to be constructed in the Sublet Premises. Except as otherwise provided in this Agreement, or as required as a condition to Landlord's approval of the electrical or mechanical plans and specifications or of any Changes, as provided in the Construction Agreement, neither Subtenant nor Sublandlord shall be entitled or required to remove any of the Subtenant improvements from the Sublet Premises.

     11.   Conflicts between this Agreement and Sublease.   In the event of any
           ---------------------------------------------
conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail.

     12.   Estoppel Certificates.   in addition to complying with all provisions
           ---------------------
of the Prime Lease concerning estoppel certificates, Sublandlord and Subtenant each also agree to execute and deliver from time to time upon request such other estoppel certificates as Landlord may reasonably require with respect to the Sublease.

     13.  Attorneys' Fees.   In the event of any arbitration or action or
          ---------------
proceeding at law or in equity between Or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the successful party or parties all costs and expenses, including attorneys' fees incurred therein by such successful party or parties.

     14.   Indemnity.   Sections 9.1, 9.2, and 9.3 of the Prime Lease shall
           ---------
continue to apply as provided in the Prime Lease, as between Landlord and Sublandlord. In addition, the following provisions shall apply:

          (a) Each of Subtenant and Sublandlord, jointly and severally, shall indemnify, defend and hold Landlord harmless from and against any and all Claims arising out of (i) Subtenant's use of the Sublet Premises or any part thereof, or (ii) any construction or other work done or permitted by Subtenant in or about the Building or the Sublet Premises, or any part thereof, or (iii) any breach or default in the performance of any obligation on Subtenant's part to be performed under the terms of the Sublease or this Agreement, except only to the extent that the breach or default results directly from a breach or default by Landlord under the Prime Lease, (iv) any negligent acts or negligent omissions of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant, (v) any claim for brokerage commissions or other charges or expenses in connection with the Sublease, or (vi) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Sublet Premises during the Term; excepting only such Claims to the extent they are caused by the negligent or willful acts or omissions of Landlord or its authorized representatives. If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend the same at the indemnifying party's sole expense by counsel reasonably satisfactory to Landlord.

          (b) Landlord shall not be liable to Subtenant for any loss, injury or other damage to any person or property (including Subtenant or Subtenant's property) in or about the Sublet Premises or the Property from any cause (including defects in the Property or in any equipment in the Property, fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Building). Subtenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that, subject to the waiver of claims and waiver of subrogation provisions m Section 10.3 of the Prime Lease and paragraph 17 of this Agreement, Landlord shall indemnify and hold Subtenant harmless from and against any Claims, to the extent the same are caused by the willful or negligent acts or omissions of Landlord or its authorized representatives. In no event, however, shall Landlord be liable to Subtenant for any punitive or consequential damages or damages for loss of business by Subtenant.

          (c) The obligations of the parties under this Section shall survive the expiration or termination of the Sublease, the Prime Lease and this Agreement.

     15.   Governing Law; Entire Agreement.   This Agreement shall be construed
           -------------------------------
in accordance with the laws of the State of California and, together with the Sublease and the Prime Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

     16.   Notices of Default.   Landlord shall mail to Subtenant (by First
           ------------------
Class mail), at the address set forth in the Sublease, a copy of any notice of default given by Landlord to Sublandlord under the Prime Lease, at the same time as Landlord gives the notice of default to Sublandlord as set forth in the Prime Lease. In the event of any breach or default by Subtenant under the Sublease, Sublandlord shall promptly give Landlord notice of the breach or default by Subtenant. Subtenant shall mail to Landlord (by First Class mail), at the address set forth in the Prime Lease, a copy of any notice of default given by Subtenant to Sublandlord under the Sublease, at the same time as Subtenant gives the notice of default to Sublandlord.

     17.   Subrogation & Waiver of Claims.   Notwithstanding any other provision
           ------------------------------
to the contrary in this Agreement, Landlord and Subtenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Agreement or the Prime Lease to be maintained) with respect to the Subleased Premises or the Property or any operation therein. If any such policy of insurance relating to the Sublease, this Agreement, or the Prime Lease, or to the Premises or the Property, does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

     18.  Further Agreements.   Landlord and Sublandlord further agree that:
          ------------------

          (a) The Prime Lease is in full force and effect; to the current, actual knowledge of Landlord and Sublandlord, respectively, no defaults exist (or would exist but for the giving of notice or passage of time) under the Prime Lease at the date of this Agreement, including, without limitation, with respect to the delay in the completion of the Tenant improvements under the Prime Lease; the copy of the Prime Lease attached to the Sublease as Exhibit B is a true, correct and complete copy of the Prime Lease and (other than this Agreement) there exist no other documents, writings, amendments or agreements that constitute part of the Prime Lease; and the Commencement Date under the Prime Lease is April 1, 1999, and the Expiration Date under the Prime Lease is March 31, 2009.

          (b) Landlord is obligated to maintain the common areas of the Building and the building systems, including without limitation the lobby, elevators, stairways and common corridors, as provided in Section 6.2 of the Prime Lease (and the cost thereof shall be included in Gross Operating Costs as provided in Section 3.2 of the Prime Lease).

     19.   Second Amendment to Prime Lease.   Clause (I) of Section 3.2(a)(1) of
           -------------------------------
the Prime Lease is hereby amended to read as follows: "(I) property management fees (which shall be equal to 3% of the total gross revenues, including Additional Rent or other payments on account of Gross Operating Costs and Gross Taxes, from or attributable to the Building)." The provisions calling for payment of a portion of the management fee, in an amount equal to 1% of total gross revenues, to Subtenant are deleted and shall be of no force or effect whatsoever.

     20.   Incorporation into Sublease.  This Agreement is hereby incorporated
           ---------------------------
into the Sublease and shall be attached to the Sublease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SUBTENANT:                         SUBLANDLORD:


TALK CITY, INC.                    COMPUWARE CORPORATION
a Delaware corporation             a Michigan corporation



By:                                By:  /s/ Denise Knobblock
    ---------------------------        ----------------------------------------
    Name:                              Name:  Denise Knobblock
           --------------------               ---------------------------------
    Title:                             Title: Executive V.P. HR/Administration
           --------------------               ---------------------------------


By:                                By:  /s/ [SIGNATURE ILLEGIBLE]
    ---------------------------        --------------------------------------
    Name:                              Name:
           --------------------               -------------------------------
    Title:                             Title:
           --------------------               -------------------------------



LANDLORD:

PRUNEYARD ASSOCIATES, LLC,
a California limited liability company

By:   Cornerstone Holdings, LLC,
      a Delaware limited liability company,
      its Manager

      By:    /s/ H. Lee Van Boven
            -----------------------------------
            Name:   H. Lee Van Boven
                    ---------------------------
            Title:  CO. Chief Operating Manager
                    ---------------------------

SUBTENANT:                            SUBLANDLORD:

TALK CITY, INC.                       COMPUWARE CORPORATION
a Delaware corporation                a Michigan corporation


By:   /s/ Jeffrey Snetiker            By:
    ------------------------------        -----------------------------------
    Name:  Jeffrey  Snetiker              Name:
           -----------------------               ----------------------------
    Title: SVP, CFO & CAO                 Title:
           -----------------------               ----------------------------


By:  /s/ Peter Friedman               By:
    ------------------------------        -----------------------------------
    Name:  Peter Friedman                 Name:
           -----------------------               ----------------------------
    Title: President & Secretary          Title:
           -----------------------               ----------------------------


LANDLORD:

PRUNEYARD ASSOCIATES, LLC,
a California limited liability company

By:   Cornerstone Holdings, LLC,
      a Delaware limited liability company,
      its Manager


      By:  /s/ H. Lee Van Boven
          -----------------------------------
          Name: H. Lee Van Boven
                -----------------------------
          Title: CO. Chief Operating Manager
                 ----------------------------

                       TRI-PARTY CONSTRUCTION AGREEMENT
                       --------------------------------

     THIS TRI-PARTY CONSTRUCTION AGREEMENT (this "Agreement") is entered into as of October 20, 1999, by and among PRUNEYARD ASSOCIATES, LLC, a California limited liability company (the "Master Landlord"), COMPUWARE CORPORATION, a Michigan corporation (the "Sublandlord"), and TALK CITY, INC., a Delaware corporation (the "Subtenant").

     A. Sublandlord is the tenant under that certain Lease Agreement dated May 8, 1998 with Master Landlord as the landlord thereunder (the "Original Lease"), as amended by that certain First Amendment to Pruneyard Place Lease dated as of October 6, 1998 by and between Master Landlord and Sublandlord (the "First Amendment," and together with the Original Lease, collectively, the "Master Lease"). The property leased pursuant to the Master Lease (the "Original Leased Premises") includes a six-story office building (the "Building") located at Pruneyard Place, 1919 South Bascom Avenue, Campbell, California 95008.

     B. Pursuant to that certain Sublease Agreement dated as of even date herewith by and between Sublandlord and Subtenant (the "Sublease"), and subject to that certain Second Amendment to Lease and Consent to Sublease dated as of even date herewith by and among Subtenant, Sublandlord and Master Landlord (the "Consent Agreement"), Subtenant will sublease from Sublandlord a portion of the Original Leased Premises consisting of a portion of the first (lst) floor and the second (2nd) and third (3rd) floors of the Building (the "Premises"), which Premises are more particularly described in Exhibit A attached hereto and
                                            ----------
incorporated herein by this reference.

     C. Pursuant to Master Landlord's obligations to complete the construction of Tenant Improvements (as defined in the Master Lease) in the Building as described in Exhibit B to the Master Lease, Master Landlord has agreed to enter into this Agreement with Sublandlord and Subtenant to set forth the rights and obligations of Master Landlord, Sublandlord and Subtenant with respect to the construction of the Subtenant Improvements (as defined below) in the Premises.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Subtenant improvements.
          ----------------------

          (a)  Responsibility of Parties.  Subtenant shall with reasonable
               -------------------------
diligence through Commercial Interior Contractors (the "General Contractor") cause the Subtenant improvements provided for in this Agreement (the "Subtenant Improvements") to be constructed in the Premises. Sublandlord and Subtenant understand and acknowledge that the General Contractor is an affiliate of Master Landlord. As requested by Subtenant, the General Contractor shall: (i) specify all fees for supervision, overhead and profit, as well as a schedule of general conditions, which fees and general conditions shall be competitive with current market rates for such fees and general conditions; (ii) provide for competitive bidding of all trades and major subcontractors; (iii) provide for open book of all costs for review by Master Landlord, Sublandlord and Subtenant; (iv) furnish a list of proposed subcontractors to Master Landlord, Sublandlord and Subtenant and an opportunity for Subtenant to add qualified subcontractors to the bid list, which qualified subcontractors shall be further subject to Master Landlord's review and reasonable approval based on creditworthiness, quality of work and experience; (v) specify unit prices for typical, recurring items; and (vi) provide a guaranteed maximum price.

          (b)  Plans.  Subtenant has contracted with Richard Pollack &
               -----
Associates as Subtenant's architect (the "Architect") to provide interior space planning, programming, construction documentation and construction administration services. Sublandlord and Master Landlord have approved the Architect. On or before full execution and delivery of this Agreement by the parties, Subtenant shall submit to Master Landlord and Sublandlord for Master Landlord's and Sublandlord's approval, the Subtenant-approved preliminary space plans, drawings and specifications (collectively, the "Space Plan") describing and depicting the proposed Subtenant Improvements in sufficient detail to allow the General Contractor to prepare a preliminary cost estimate (the "Cost Estimate") as provided below. Subtenant shall also cause the Architect to prepare and cause to be completed, approved by Subtenant and submitted to Master Landlord and Sublandlord Final Working Drawings and Specifications (as defined below) as may be required to satisfy all applicable requirements for issuance of all requisite governmental approvals and permits and sufficient to permit the construction of the Subtenant improvements by the: General Contractor, as provided below. Subtenant shall devote such consultation time with Master Landlord, Sublandlord and the Architect, and shall furnish the Architect such information, as may be necessary to finalize the Working Drawings and Specifications.

     Sublandlord and Master Landlord hereby approve the Subtenant Improvements described on the Working Drawings and Specifications submitted to Sublandlord and Master Landlord prior to the date hereof, which Working Drawings and Specifications are more particularly described on the attached Exhibit B,
                                                               ---------
subject to review and approval by Sublandlord and Master Landlord of Subtenant's electrical and mechanical plans and specifications; provided, however, that Master Landlord's approval is conditioned upon and subject to Sublandlord's restoration obligations (to cause Building Standard dropped ceiling and lighting fixtures to be installed in all areas where Subtenant's plans provide for an open ceiling) as provided in Paragraph 10 of the Consent Agreement. Except as provided in the Consent Agreement, or as a condition to Landlord's approval of the electrical or mechanical plans and specifications or of any Changes, neither Subtenant nor Sublandlord shall be entitled or required to remove any of the Subtenant improvements. Sublandlord and Master Landlord agree not to withhold their consent to Subtenant's electrical and mechanical plans and specifications, provided that they are in all material respects consistent with the Space Plan and the previously submitted Working Drawings and Specifications; provided, however, that Sublandlord and Master Landlord shall have the right to withhold consent if the electrical and mechanical plans and specifications: (i) would require any changes to any of the Base Building Work (as defined in the Construction Rider attached to the Original Lease), (ii) do not include the Building Standard Work (as defined in the Construction Rider attached to the Original Lease), or (iii) would result in improvements of lower quality than the improvements currently existing in the Building. Within three (3) business days after receipt of Subtenant's electrical and mechanical plans and specifications, Sublandlord shall either (i) approve Subtenant's electrical and mechanical plans and specifications, or (ii) notify Subtenant in writing of specific requests for changes and corrections as may be necessary to ensure compatibility with the Building and the Original Leased Premises and to receive final approval from Sublandlord. Within five (5) business days after receipt of Subtenant's electrical and mechanical plans and specifications, Master Landlord shall either (i) approve Subtenant's electrical and mechanical plans and specifications, or (ii) notify Subtenant in writing of specific requests for changes and corrections as may be necessary to ensure compatibility with the Building and the Original Leased Premises and to receive final approval from Master Landlord. If Sublandlord and/or Master Landlord has requested changes or corrections, Subtenant shall revise the Working Drawings and Specifications accordingly and deliver Subtenant's revised Working Drawings and Specifications to Sublandlord and Master Landlord within five (5) business days after receipt of Sublandlord's and/or Master Landlord's request. Within three (3) business days after receipt of Subtenant's revised Working Drawings and Specifications, Master Landlord and Sublandlord shall either approve the revised Working Drawings and Specifications or specify needed changes or corrections as described above (and this process shall continue as needed to obtain Master Landlord's and Sublandlord's approval). In no event shall any time period required for revision or approval of the Working Drawings and Specifications delay the Sublease Commencement Date. The final Working Drawings and Specifications as approved by Subtenant, Sublandlord and Master Landlord shall hereinafter be referred to as the "Final Working Drawings and Specifications."

     Once the Final Working Drawings and Specifications have been approved by Sublandlord and Master Landlord, Subtenant shall make no changes or modifications thereto without the prior written consent of Master Landlord and Sublandlord, which consent shall not be unreasonably withheld, but may be withheld in Master Landlord's sole discretion if the proposed Change (as defined below): (i) would require any changes to any of the Base Building Work (as defined in the Construction Rider attached to the Original Lease), (ii) would have the . effect of deleting from the Subtenant Improvements any Building Standard Work (as defined in the Construction Rider attached to the Original Lease) included in the Final Working Drawings and Specifications, or (iii) would result in improvements of lower quality than the improvements currently existing in the Building, provided that approval of Master Landlord and Sublandlord shall not be required if the Change: (w) involves less than $10,000, (x) would not require any changes to any of the Base Building Work (as defined in the Construction Rider attached to the Original Lease), (y) would not have the effect of deleting from the Subtenant Improvements any Building Standard Work (as defined in the Construction Rider attached to the Original Lease) included in the Final Working Drawings and Specifications, and (z) would not result in improvements of lower quality than the improvements currently existing in the Building. Any Change that Subtenant requests be made to the Final Working Drawings and Specifications shall be subject to the provisions of Section l(e)
                                                                  ------------
below. Promptly upon approval of the Final Working Drawings and Specifications, Subtenant shall cause the General Contractor to prepare a cost estimate of the total cost of the Subtenant improvements (the "Cost Estimate"). Within ten (10) days of receipt thereof, Subtenant shall (a) approve the Cost Estimate or (b) deliver specific changes to the Final Working Drawings and. Specifications to reduce costs.

          (c)  Construction.
               ------------

               (i) General Contractor. Upon approval by Sublandlord and Master Landlord of the Final Working Drawings and Specifications, Subtenant shall proceed with reasonable diligence to cause the General Contractor to construct the Subtenant Improvements substantially in accordance with the Final Working Drawings and Specifications (subject to delays caused by Master Landlord or Sublandlord and force majeure), under a general construction contract specifying nil fees for supervision, overhead and profit, as well as a schedule of general conditions, which fees and general conditions shall be competitive with current market rates for such fees and general conditions. At Subtenant's election, major subcontracts will be competitively bid by the General Contractor. Subtenant shall have the right to review and approve subcontractors' written bids and contractor fees and to select such subcontractors prior to the execution of a construction Agreement with the General Contractor. Subtenant may add names to the subcontractor bid list prior to such subcontracts being put to bid, subject to Master Landlord's reasonable right to review and approve or disapprove subcontractors based on their qualifications, including quality of work, creditworthiness and experience.

               (ii) Substantial Completion; Punch List. The Subtenant Improvements shall be deemed to be "substantially completed" when they have been completed in accordance with the Final Working Drawings and Specifications, except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list." (The definition of "substantially completed" shall also define the terms "substantial completion" and "substantially complete.") Following substantial completion of the Subtenant Improvements and before Subtenant takes occupancy of the Premises (or as soon thereafter as may be reasonably practicable and in any event within thirty (30) days after substantial completion), Subtenant and Master Landlord shall inspect the Premises and prepare a punch list of mutually and reasonably agreed items of construction remaining to be completed by the General Contractor. A copy of the punch list shall be furnished to Sublandlord and Master Landlord. Subtenant shall cause the General Contractor to complete the items set forth in the punch list as soon as reasonably possible. Subtenant shall cooperate to reasonably accommodate the General Contractor in completing the punch list items. Notwithstanding anything to the contrary contained herein, the Lease Commencement Date described in the Sublease is not in any way conditioned upon the date of substantial completion of the Subtenant Improvements and the Sublease shall commence on the Lease Commencement Date regardless of whether the Subtenant Improvements have been substantially completed, subject only to delays caused by Sublandlord pursuant to the provisions of the Sublease

               (iii) Regular Meetings. Throughout the period of design, development and construction of the Subtenant Improvements, Sublandlord and Master Landlord shall meet weekly (whether in person or by telephone), at mutually acceptable times, with

Subtenant and its authorized representatives to discuss the scheduling and progress of the Subtenant Improvements.

               (iv) No Landlord Supervision or Coordination Fees. Landlord shall not be entitled to receive any supervision or coordination fees in connection with the Subtenant Improvements.

       (d)     Cost of Subtenant Improvements.
               ------------------------------

               (i) Subtenant Allowance. Sublandlord shall contribute an amount equal to One Million Three Hundred Ninety-Four Thousand Eight Hundred Twenty-Five Dollars ($1,394,825) (the "Subtenant Allowance") to improve the Premises over and above the Base Building Work. Under the Master Lease, Master Landlord provided to Sublandlord a Tenant Improvement Allowance in the total amount of $3,399,960 toward the cost of space planning, interior design, engineering, permitting and construction of Sublandlord's Tenant improvements (as defined in the Master Lease), of which $2,606,074 has previously been disbursed, leaving a total of $793,886 (the "Remaining Tenant improvement Allowance") of the Tenant Improvement-Allowance under the Master Lease not previously disbursed. Sublandlord and Master Landlord agree to apply the Remaining Tenant Improvement Allowance toward the cost of the Subtenant Improvements. Sublandlord shall be responsible for payment of the difference between the Subtenant Allowance less the Remaining Tenant Improvement Allowance ("Excess Portion of Subtenant Allowance"). Subtenant shall be responsible to pay for all of the costs in excess, of the Subtenant Allowance. Actual payment will be made in accordance with Section 1 (d)(ii) below. The Subtenant Allowance
                           -----------------
shall be contributed toward the costs of space planning, architectural working drawings, interior design, engineering, the permitting process and construction of the Subtenant Improvements (as defined below). The balance, if any, of the cost of the Subtenant Improvements shall be paid by Subtenant directly in the manner provided below. The Subtenant Allowance shall not be applied to, Subtenant shall have no responsibility for, and Sublandlord shall be responsible for the following costs associated with the Subtenant improvements: (1) penalties and late charges attributable to Sublandlord's failure to pay the Excess Portion of the Subtenant Allowance; and (2) management or overview costs incurred by Sublandlord. Upon reasonable approval by Master Landlord, Sublandlord and Subtenant of the Cost Estimate, the General Contractor shall provide Subtenant with a detailed breakdown of the final costs to be incurred or which have been incurred in connection with the design and construction of the Subtenant improvements, including, without limitation, usual markups for overhead, supervision and profit (the "Final Costs"). Sublandlord and Master Landlord hereby agree that Master Landlord will pay directly to Subtenant the proportionate share of the Remaining Tenant Improvement Allowance for each progress payment based on the proportion that the total amount of the Remaining Tenant improvement Allowance bears to the Final Costs. Sublandlord shall pay directly to Subtenant the proportionate share of the Excess Portion of the Subtenant Allowance for each progress payment based on the proportion that the Excess Portion of the Subtenant Allowance bears to Final Costs. Sublandlord shall pay the amounts to be paid by

Sublandlord in accordance with this subsection l(d)(i) within five (5) days after receipt of Subtenant's invoice or other billing therefor, which shall include and be accompanied by the corresponding progress payment billing from the General Contractor. Master Landlord shall pay the amounts to be paid by Master Landlord in accordance with this subsection l(d)(i) within twenty-five
(25) days after receipt of Subtenant's invoice or other billing therefor, which shall include and be accompanied by the corresponding progress payment billing from the General Contractor, which billing shall include or be accompanied by documentary evidence establishing to Master Landlord's reasonable satisfaction that the work for which disbursement is sought has been completed in accordance with the Final Working Drawings and Specifications, that payment in full for all of the work for which disbursement has previously been sought has been made and accepted, that appropriate mechanics' lien waivers have been received, that the applicable provisions of the Master Lease, the Sublease and this Agreement with respect thereto have been complied with and satisfied, and, prior to disbursement of the final payment, delivery by Subtenant to Master Landlord of all of the documents and other items described below: copies of warranties and guaranties, cut sheets, product information, maintenance and operations manuals, as-built plans, paint brush outs, wall paper samples, surplus materials that Master Landlord elects to receive and retain, material flush and test certificate for all sprinkler work, Material Safety Data Sheets on products used in the work, completed lists of contractors and subcontractors and assignments of rights with respect thereto, and other documents pertaining to the work as Master Landlord may reasonably request. Subtenant and Sublandlord also understand and agree that disbursement of all or any portion of the Remaining Tenant Improvement Allowance is subject to Subtenant's delivery to Master Landlord of such documentation as Master Landlord's lender may request or require, which may include (but will not necessarily be limited to) all applicable building permits, certificates of occupancy (if required) or appropriate inspection sign-offs by City officials on the permit job card, AIA construction contract, plans and specifications, applications and certifications for payment, lists of subcontractors and suppliers, original lien waivers and releases, original architect's certificate, original inspector's certificate (if required), and title insurance date down endorsement (if required).

               (ii) Payment of Over-Allowance Amount. If the Final Costs exceed the Subtenant Allowance (the difference being hereinafter referred to as the "Over-Allowance Amount") then Subtenant shall be responsible to pay the proportionate, share of each progress payment attributable to the Over-Allowance Amount, so that Subtenant has paid in the aggregate through each progress payment the proportion of the total amount of the progress payments that the Over-Allowance Amount (including Changes (as hereinafter defined)) bears to the amount of the Final Costs of the Subtenant Improvements. To the extent not previously paid, Subtenant shall be responsible to pay all amounts in excess of the Subtenant Allowance on a timely basis to the parties to whom payment is owed and Subtenant hereby agrees to indemnify Sublandlord against, and hold Sublandlord harmless from, all reasonable costs and expenses incurred by Sublandlord in connection with Subtenant's failure to pay Over-Allowance Amount as and when provided in Section l.(d)(i) above and this subsection 1(d)(ii).
                        ----------------
Subtenant's obligations to pay the Over-

     Allowance Amount and otherwise perform its obligations under this Agreement are secured by the Letter of Credit described in Section 5 of the Sublease.

           (e)   Changes.  If Subtenant requests any change, addition or
                 -------
alteration in or to any Final Working Drawings and Specifications (each a "Change," and collectively, the "Changes"), Subtenant shall cause the Architect to prepare and submit to Master Landlord and Sublandlord additional plans implementing such Change. Within three (3) business days after receipt of the proposed Change, Sublandlord and Master Landlord shall either (i) reasonably approve the Change or (ii) notify Subtenant in writing of specific requests for modifications as may be reasonably necessary to ensure compatibility with the Building and to receive approval from Sublandlord and Master Landlord. No Changes shall be made without Sublandlord's and Master Landlord's approval; except only that a Change of less than ten thousand dollars (510,000), which
Change: (x) would not require any changes to any oft he Base Building Work (as defined in the Construction Rider attached to the Original Lease), (y) would not have the effect of deleting from the Subtenant Improvements any Building Standard Work (as defined in the Construction Rider attached to the Original Lease) included in the Final Working Drawings and Specifications, and (z) would not result in improvements of lower quality than the improvements currently existing in the Building, shall not require consent of Master Landlord or Sublandlord. All Change orders requiting approval by Master Landlord and Sublandlord shall be signed by Master Landlord, Sublandlord, Subtenant and the General Contractor.

           (f)   Subtenant Delays.  Subtenant shall be responsible for, and
                 ----------------
shall pay, any and all costs and due to any delay in the substantial completion of the Subtenant Improvements beyond December 15, 1999 and any actual increase in the cost of the Subtenant Improvements caused by (i) Subtenant's failure to submit information to the Architect or approve the Final Working Drawings and Specifications or Cost Estimate within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Subtenant Improvements requested by Subtenant, (iii) any Changes requested by Subtenant to the Final Working Drawings and Specifications, or (iv) any other delay requested or caused by Subtenant (collectively, the "Subtenant Delays"). Sublandlord shall give Subtenant notice of any Subtenant Delay (or reasonably anticipated Subtenant Delay) as soon as may be reasonably practicable after Sublandlord discovers the Subtenant Delay (or reasonably anticipates the Subtenant Delay).

     2.    Access to Premises.  Subtenant shall have the right to enter the
           ------------------
Premises immediately upon full execution of the Sublease, Master Landlord's consent and this Tri-Party Agreement to construct the Subtenant Improvements. in addition, Subtenant shall have the right to enter the Premises prior to the completion of the Subtenant improvements pursuant to a schedule coordinated with the General Contractor for the purpose of installing its equipment, data, telecommunications systems and trade fixtures. Such entry shall be subject to the terms of the Sublease, except the obligation to pay Rent until it is due as provided in Section 4 of the Sublease. Subtenant agrees that Sublandlord and Master Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Subtenant's property placed upon or installed in the Premises prior to the date upon which substantial completion of the Subtenant Improvements occurs, the same being Subtenant's sole risk, and Subtenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by

Subtenant or its agents employees, licensees or visitors, except that Sublandlord shall be liable for injury, loss or damage to such Subtenant's property to the extent caused by Sublandlord's gross negligence or willful misconduct.

     3.    Ownership of Subtenant Improvements.  All Subtenant Improvements,
           -----------------------------------
whether installed by Master Landlord, Sublandlord or Subtenant, shall become part of the Premises, shall be the property of Master Landlord and, subject to the provisions of the Sublease and the Master Lease as incorporated therein, shall be surrendered by Subtenant with the Premises, without any compensation to Subtenant, at the expiration or termination of the Sublease in accordance with the Provisions of the Sublease (and the Master Lease as incorporated therein).

     4.    Notices.  Any notice, demand, request, consent, approval or
           -------
communication that any party desires or is required to give to another party or parties hereunder shall be in writing and shall be served personally, delivered by messenger or overnight courier service, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, addressed to the respective party or parties to the addresses set forth below. Any notice requesting approval of plans or specifications or Changes shall be accompanied by copies of the relevant documents and drawings for which approval is requested.

If to Subtenant:   Before the Commencement Date:

                       Talk City, Inc.
                       307 Orchard Dr., Suite 350
                       Campbell, CA 95008
                       Attention: Jeffrey Snetiker

                   After the Commencement Date:

                       Talk City, Inc.
                       1919 S. Bascom Avenue
                       Campbell, CA 95008
                       Attn: Chief Financial Officer

If to Sublandlord:     Compuware Corporation
                       Corporate Headquarters
                       31440 Northwestern Hwy
                       Farmington Hills, Michigan 48334-2564
                       Attention: Vice President, Administration

And to:                Facilities Manager
                       Compuware Corporation
                       1919 South Bascom Avenue,
                       Campbell, California 95008

If to Master
Landlord:              Pruneyard Associates, LLC
                       c/o Wilson Cornerstone Properties
                       2929 Campus Drive, Suite 450
                       San Mateo, California 94403
                       Attention: Vice President, Property Management


With a Copy to:        Wilson Cornerstone Properties
                       1999 South Bascom Avenue, Suite 200
                       Campbell, California 95008
                       Attention: Property Manager

Notices will be effective upon receipt (or refusal of delivery or receipt). Any party may change its address for notices by giving written notice to the other party as provided herein.

     5.    No Waiver.  It is mutually agreed between Master Landlord, Subtenant
           ---------
and the Sublandlord that the failure of a party to insist upon strict performance of any of the covenants or conditions contained herein shall neither constitute nor be construed as a waiver or relinquishment of said party's right thereafter to enforce any such term, covenant, agreement or condition, and the same shall continue in full force and effect.

     6.    Governing Law.  This Agreement shall be governed by and enforced in
           -------------
accordance with the laws of the State of California.

     7.    Time of Essence.  Time is of the essence with respect to the terms
           ---------------
and provisions of this Agreement.

     8.    Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which counterparts when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

     9.    Modification.  This Agreement may be amended or modified only by an
           ------------
instrument in writing which by its express terms refers to this Agreement and is duly executed by the parties hereto.

     10.   Recitals.  The Recitals set forth on page 1 of this Agreement  shall
           --------
be incorporated herein by this reference.

     1l.   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to the terms of the Master Lease and the Sublease.

     12.   Attorneys' Fees.  If any party to this Agreement commences litigation
           ---------------
for the interpretation, enforcement, termination or cancellation of this Agreement, or for damages for the breach of this Agreement, the prevailing party in such action shall be entitled to its reasonable attorneys' fees and court and other costs incurred (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), to be paid by the losing party as fixed by the court in a separate action brought for that purpose.

     13.   Force Majeure.  If Subtenant is delayed, interrupted or prevented
           -------------
from performing any of its obligations under this Agreement with respect to construction and completion of the Subtenant Improvements, and such delay, interruption or prevention is due to fire, act of God, governmental act, strike, labor dispute, unavailability of materials or any cause outside the reasonable control of Subtenant, then the time for performance of the affected obligations under this Agreement shall be extended for a period equivalent to the period of such delay, interruption or prevention, but in no event shall the Commencement Date set forth in the Sublease be extended as a result of any such delay, interruption or prevention.

     14.   Deemed Consents.  All consent required of Sublandlord shall be deemed
           ---------------
given if Sublandlord fails to consent or expressly withhold consent within the required periods hereunder. If Master Landlord fails to consent or expressly to withhold consent within the required periods hereunder, Subtenant shall give Master Landlord a written notice, describing Master Landlord's failure with reasonable particularity and expressly and conspicuously providing that the stated consent will be deemed to have been given by Master Landlord unless Master Landlord gives the consent or expressly withholds the consent within two Business Days after Master Landlord's receipt of the notice. In that event, if Master Landlord does not consent or expressly withhold consent within two Business Days after Master Landlord's receipt of the notice, Master Landlord shall be deemed to have given the specified consent.

     15.   Failure to Disburse Subtenant Allowance. In the event that
           ---------------------------------------
Sublandlord defaults in its obligation to disburse the portion of the Excess Portion of the Subtenant Allowance for which Sublandlord is responsible under subsection l(d)(i) (but in no event including any amount for which Master Landlord is responsible), Subtenant may offset such undisbursed amount of the Excess Portion of the Subtenant Allowance against Rent under the Sublease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

SUBTENANT:                           SUBLANDLORD:


TALK CITY, INC.                      COMPUWARE CORPORATION
a Delaware corporation               a Michigan corporation



By:                                  By: /s/ Denise Knobblock
   ---------------------                ---------------------
   Name:                                Name:  Denise Knobblock
        ----------------                     -------------------
   Title:                               Title:  Executive V.P. HR/Administration
         ---------------                      ----------------------------------


By:                                  By:  /s/  xxxxxxxx
   ---------------------                ---------------
   Name:                                Name:
        ----------------                     ---------------------
   Title:                               Title:
         ---------------                      --------------------

MASTER LANDLORD:

PRUNEYARD ASSOCIATES, LLC,
a California limited liability company,

By:    Cornerstone Holdings, LLC,
       a Delaware limited liability company,
       its Manager


       By: /s/  H. Lee Van Boven
           ---------------------
           Name:  H. Lee Van Boven
                ------------------
           Title:  Co. Chief Operating Officer
                 -----------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUBTENANT:   SUBLANDLORD:

TALK CITY, INC.                      COMPUWARE CORPORATION
a Delaware corporation               a Michigan corporation


By:  /s/ Jeffrey Snetiker           By:
   ----------------------              -----------------------
   Name:  Jeffrey  Snetiker            Name:
        -------------------                 ------------------
   Title:  SVP, CFO, CAO               Title:
         ---------------                     -----------------


By:  /s/ Peter Friedman             By:
   --------------------
   Name:  Peter Friedman               Name:
        ----------------                    ------------------
   Title:  President +Secretary        Title:
         ----------------------              -----------------


MASTER LANDLORD:

PRUNEYARD ASSOCIATES, LLC,
a California limited liability company

By:      Cornerstone Holdings, LLC,
         a Delaware limited liability company,
         its Manager


         By:  /s/ xxxxxxx
            -------------
            Name:  H. Lee Van xxxxx
                 ------------------
            Title:  Co. Chief Operating Manager
                  -----------------------------

                                   EXHIBIT A

                         (Description of the Premises)

                            PRUNEYARD PLACE, FLOOR 1

                             GROUND FLOOR BOMA PLAN



                                    (IMAGE)

                            PRUNEYARD PLACE, FLOOR 2

                             GROUND FLOOR BOMA PLAN



                                    (IMAGE)

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                            PRUNEYARD PLACE, FLOOR 3

                             GROUND FLOOR BOMA PLAN



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                                   EXHIBIT B

                     (Working Drawings and Specifications)
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Plan Set submitted by Richard Pollack & Associates
Job Number 99091.00, as issued for pricing 10/04/99, consisting of the following sheets:

A00   Title Sheet
A0.1  General Notes & Door Schedule
A0.2  Specifications
A0.3  Site Access
A0.4  Exiting Plans
A0.5  Restroom Access

1SP1  Space Plan
2SP1  Space Plan
3SP1  Space Plan

1A1   Demolition & Construction Plan
2A1   Demolition & Construction Plan
3A1   Demolition & Construction Plan

1A2   Reflected Ceiling Plan
2A2   Reflected Ceiling Plan
3A2   Reflected Ceiling Plan

1A3   Electrical and Communication Plan
2A3   Electrical and Communication Plan
3A3   Electrical and Communication Plan

lA4  Finish Plan
2A4  Finish Plan
3A4  Finish Plan

A5.1  Elevations
A5.2  Elevations
A5.3  Enlarged Plan and Elevation

A6.1  Details
A6.2  Details
A6.3  Details

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                                   EXHIBIT E

                         Copy of Interior Signage Plan

      (Description of Interior Signage Plan to be Inserted Upon Approval)

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                               Communities Online


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